Exhibit 2.2

NOVAGOLD CORPORATION,

NOVAGOLD RESOURCES INC.,

NOVAGOLD RESOURCES ALASKA, INC.,

PAULSON ADVISERS LLC,

AND

DONLIN GOLD HOLDINGS LLC

MASTER IMPLEMENTATION AGREEMENT

July 21, 2026

Section 1. General		4
1.1	Definitions	4
Section 2. Cooperation And Implementation		6
2.1	Cooperation and Implementation	6
Section 3. Consummation of the Transactions		8
3.1	Conditions to the Consummation of the Transactions	8
Section 4. Representations and Warranties		8
4.1	Representations and Warranties of Paulson	8
4.2	Representations and Warranties of the NovaGold Parties	11
4.3	Survival of Representations and Warranties	13
Section 5. Covenants		14
5.1	Circular, Prospectus and Compliance and Reporting Obligations	14
5.2	Additional Covenants of Paulson	15
5.3	Further Assurances	16
5.4	Notice of Certain Matters	16
5.5	Tax Matters	17
5.6	Access to Information	17
5.7	Public Communications; SEC Filings	18
5.8	Non-Solicitation	19
5.9	No Modification of Existing Rights or Obligation	21
Section 6. GOVERNANCE MATTERS		21
6.1	Governance Matters	21
Section 7. Termination		21
7.1	Termination	21
7.2	Effect of Termination	21
Section 8. MISCELLANEOUS		22
8.1	Counterparts; Effectiveness	22
8.2	Governing Law	22
8.3	Jurisdiction; Specific Enforcement	22
8.4	WAIVER OF JURY TRIAL	23
8.5	Notices	23
8.6	Assignment; Binding Effect	25
8.7	Severability	25
8.8	Amendments; Waivers	25
8.9	Entire Agreement	25
8.10	Headings	25

Schedule A	New NovaGold Directors
Exhibit A	New NovaGold Audit Committee Charter
Exhibit B	New NovaGold Bylaws
Exhibit C	New NovaGold Charter
Exhibit D	New NovaGold Compensation Committee Charter
Exhibit E	New NovaGold Nominating and Governance Committee Charter
Exhibit F	New NovaGold Nominating and Governance Committee Establishment Resolutions
Exhibit G	Independence Resolutions

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MASTER IMPLEMENTATION AGREEMENT

THIS MASTER IMPLEMENTATION AGREEMENT (this “Agreement”), is made as of July 21, 2026, by and among NovaGold Corporation, a Delaware corporation (“New NovaGold”), NOVAGOLD RESOURCES INC., a corporation existing under the laws of the Province of British Columbia (“NovaGold”), NOVAGOLD RESOURCES ALASKA, INC., an Alaska corporation (the “NovaGold Member”), Paulson Advisers LLC, a Delaware limited liability company (“Paulson”), and Donlin Gold Holdings LLC, a Delaware limited liability company (“Donlin Holdings”). The foregoing are collectively referred to herein as the “Parties” and, individually, as a “Party.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Arrangement Agreement and, to the extent not defined therein, the Contribution Agreement.

WHEREAS, concurrently with the execution of this Agreement, New NovaGold, NovaGold and Paulson have entered into that certain Arrangement Agreement, pursuant to which New NovaGold proposes to acquire all of the issued and outstanding NovaGold Shares in consideration for the issuance to the NovaGold Shareholders of New NovaGold Shares, in accordance with the Arrangement;

WHEREAS, concurrently with the execution of this Agreement and the Arrangement Agreement, Paulson and New NovaGold have entered into the Contribution Agreement, pursuant to which, substantially concurrently with (but immediately prior to) the consummation of the Arrangement, Paulson shall cause its Affiliates set forth in Annex A to the Contribution Agreement to contribute the Paulson Interests to New NovaGold in exchange for New NovaGold Voting Shares and New NovaGold Non-Voting Shares set forth opposite such Paulson Member’s name on Annex A of the Contribution Agreement, as applicable (the “Paulson Issued New NovaGold Shares”);

WHEREAS, the number of Paulson Issued New NovaGold Shares will be determined based on a ten percent (10%) discount to the equity value of Paulson’s forty percent (40%) ownership interest in Donlin implied by the equity value of NovaGold based on the ten (10)-day volume-weighted average price of the NovaGold Shares as of July 21, 2026;

WHEREAS, New NovaGold and NovaGold intend to carry out the transactions contemplated in the Arrangement Agreement by way of a plan of arrangement under the provisions of the BCBCA;

WHEREAS, the NovaGold Board has received the Citi Fairness Opinion and, after receiving financial and legal advice, has determined that (i) the Consideration Shares to be received in the Arrangement by the NovaGold Shareholders under the Arrangement Agreement, taking into account the transactions contemplated by the Transaction Agreements, are fair, from a financial point of view, to the NovaGold Shareholders, other than Paulson, and (ii) the Arrangement is in the best interests of NovaGold, and, accordingly, the NovaGold Board has resolved to recommend that the NovaGold Shareholders vote in favour of the Arrangement, all subject to the terms and the conditions contained in the Arrangement Agreement;

WHEREAS, for U.S. federal income Tax purposes, it is intended that the Arrangement and the Contribution Transaction, taken together, shall qualify as an exchange within the meaning of Section 351 of the Code;

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WHEREAS, New NovaGold has entered into the NovaGold Voting Agreements with the NovaGold Locked-up Shareholders, pursuant to which, among other things, such NovaGold Locked-up Shareholders have agreed, subject to the terms and conditions thereof, to vote the NovaGold Shares held by them in favour of the transactions contemplated by the Transaction Agreements, including the Arrangement Resolution;

WHEREAS, concurrently with the execution of this Agreement, the Arrangement Agreement and the Contribution Agreement, Paulson and New NovaGold have entered into the Investor Rights Agreement, which sets forth certain rights and obligations of Paulson in New NovaGold; and

WHEREAS, concurrently with the execution of the Arrangement Agreement, the Contribution Agreement, the NovaGold Voting Agreements and the Investor Rights Agreement, the Parties are entering into this Agreement setting forth their intentions and obligations relating thereto and the transactions contemplated thereby.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

Section 1.
General

1.1            Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)            “Acquisition Proposal” has the meaning set forth in Section 5.8(d).

(b)            “Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more Persons Controls, or is Controlled by, or is under common Control with, such specified Person.

(c)            “Agreement” has the meaning set forth in the Preamble.

(d)            “Ancillary Agreements” means any certificate, instrument or other document required to be delivered pursuant to any Transaction Agreement.

(e)            “Applicable Securities Exchange” means the NYSE, NYSE American, TSX or any other securities exchange on which shares of New NovaGold are then listed.

(f)             “Arrangement Agreement” means that certain Arrangement Agreement, dated as of the date hereof, by and between, New NovaGold, NovaGold and Paulson.

(g)            “Chosen Courts” has the meaning set forth in Section 8.3(a).

(h)            “Closing Administrative Changes” means administrative revisions required or reasonably necessary to update dates, names, numbers, amounts and similar items needed for finalization.

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(i)             “Code” has the meaning set forth in Section 5.5(a).

(j)             “Confidentiality Agreement” means the confidentiality agreement, dated as of October 8, 2025, by and between NovaGold and Paulson & Co. Inc.

(k)            “Donlin JV LLCA” means that certain Limited Liability Company Agreement of Donlin Gold LLC, effective as of June 3, 2025.

(l)             “Effective Date” means the date upon which the Arrangement becomes effective, as provided in the Plan of Arrangement.

(m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules, regulations, schedules and forms thereunder.

(n)            “Independence Resolutions” means the resolutions of the New NovaGold Board, in the form and content of Exhibit G hereto (subject to Closing Administrative Changes), to be adopted by the New NovaGold Board as of the Effective Time, determining that each of the Board Designees (as defined in the Investor Rights Agreement) is an Independent Director (as defined in the Investor Rights Agreement).

(o)            “Intended Tax Treatment” has the meaning set forth in Section 5.5(a).

(p)            “New NovaGold Audit Committee Charter” means the Charter of the NovaGold Corporation Audit Committee, in the form attached hereto as Exhibit A (subject to Closing Administrative Changes), to be effective as of the Effective Time.

(q)            “New NovaGold Board” means the board of directors of New NovaGold as the same is constituted from time to time.

(r)            “New NovaGold Bylaws” means the Amended and Restated Bylaws of NovaGold Corporation, in the form attached hereto as Exhibit B (subject to Closing Administrative Changes), to be effective as of immediately prior to the Contribution Closing.

(s)            “New NovaGold Charter” means the Amended and Restated Certificate of Incorporation of NovaGold Corporation, in the form attached hereto as Exhibit C (subject to Closing Administrative Changes), to be effective as of immediately prior to the Contribution Closing.

(t)            “New NovaGold Compensation Committee Charter” means the Charter of the NovaGold Corporation Compensation Committee, in the form attached hereto as Exhibit D (subject to Closing Administrative Changes), to be effective as of the Effective Time.

(u)            “New NovaGold Nominating and Governance Committee Charter” means the Charter of the NovaGold Corporation Nominating and Governance Committee, in the form attached hereto as Exhibit E (subject to Closing Administrative Changes), to be effective as of the Effective Time.

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(v)            “New NovaGold Organizational Documents” means the New NovaGold Charter, the New NovaGold Bylaws, the New NovaGold Audit Committee Charter, the New NovaGold Compensation Committee Charter and the New NovaGold Nominating and Governance Committee Charter.

(w)           “NGC Establishment Resolutions” means the resolutions of the New NovaGold Board, in the form and content of Exhibit F hereto (subject to Closing Administrative Changes), to be adopted by the New NovaGold Board as of the Effective Time, (i) establishing the New NovaGold Nominating and Governance Committee and (ii) adopting, approving and implementing the New NovaGold Nominating and Governance Committee Charter.

(x)            “NovaGold” has the meaning set forth in the Preamble hereto.

(y)            “NovaGold Parties” means NovaGold, New NovaGold and NovaGold Member.

(z)            “Parties” has the meaning set forth in the Preamble hereto.

(aa)          “Paulson” has the meaning set forth in the Preamble hereto.

(bb)         “Paulson Parties” means Paulson and the Paulson Members.

(cc)          “Paulson Relevant Information” has the meaning set forth in Section 5.1(d).

(dd)         “SEC” means the Securities and Exchange Commission.

(ee)          “Superior Proposal” has the meaning set forth in Section 5.8(d).

(ff)           “Transaction Agreements” means, collectively, this Agreement, the Arrangement Agreement, the Waiver Agreement, the Contribution Agreement, the Donlin Contribution Agreements, the NovaGold Voting Agreements and the Investor Rights Agreement.

(gg)         “U.S. Securities Act” means the United States Securities Act of 1933, as amended, together with the rules, regulations, schedules and forms thereunder.

(hh)         “Waiver Agreement” means that certain waiver agreement by and among the NovaGold Member, Donlin Holdings, Donlin Holdings II and the Paulson Members effective as of the Contribution Closing and to be entered into in accordance with Section 7.1 of the Contribution Agreement.

Section 2.
Cooperation And Implementation

2.1            Cooperation and Implementation. From the date hereof, and without prejudice to the generality of the obligations of the Parties under the other Transaction Agreements, each Party hereby agrees and undertakes to use reasonable best efforts:

(a)            to perform any and all of its obligations pursuant to any Transaction Agreement to which it is a party in accordance with the terms thereof;

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(b)            to do, and to cause its Affiliates to do, all such acts and things (and cooperate with the other Parties and their respective Affiliates) as may be necessary or desirable for the purposes of consummating the transactions contemplated in the Transaction Agreements in accordance with the terms thereof, including, without limitation:

(i)	New NovaGold, NovaGold and Paulson satisfying all conditions precedent set forth in Article 7 of the Arrangement Agreement and completing the transactions contemplated by the Arrangement Agreement in accordance with their obligations thereunder and under applicable Laws;

(ii)	the NovaGold Member waiving its right of first refusal pursuant to the Waiver Agreement;

(iii)	the Paulson Members contributing their Paulson Interests to New NovaGold in exchange for New NovaGold Voting Shares and New NovaGold Non-Voting Shares, as applicable, in accordance with the Contribution Agreement and the Donlin Contribution Agreements and completing the transactions contemplated by the Contribution Agreement and the Donlin Contribution Agreements in accordance with their obligations thereunder and under applicable Laws;

(iv)	to make effective as of the Effective Time, and not withdraw, rescind or modify in any material respect, the Investor Rights Agreement;

(v)	to obtain all requisite stock exchange approvals including, if applicable, any shareholder approvals required by any applicable stock exchange, including the TSX, the NYSE or the NYSE American, for the transactions contemplated by the Transaction Agreements; and

(vi)	to apply for and use reasonable best efforts to obtain conditional approval of the listing and posting for trading on the NYSE of the Consideration Shares;

(c)            to execute and deliver the Waiver Agreement in accordance with the Contribution Agreement;

(d)            to the extent that any Ancillary Agreement has not been executed and delivered as of the date of this Agreement, to execute and deliver, or cause any of its Affiliates that is proposed to be party to such Ancillary Agreement to execute and deliver, such Ancillary Agreement on or prior to the Effective Date;

(e)            to implement the New NovaGold Charter and New NovaGold Bylaws to be effective as of the Contribution Closing;

(f)             to implement the New NovaGold Audit Committee Charter, the New NovaGold Compensation Committee Charter and the New NovaGold Nominating and Governance Committee Charter to be effective as of the Effective Time;

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(g)            effective as of the Effective Time: (i) to elect the initial New NovaGold Board as set forth in Section 2.1(a) of the Investor Rights Agreement and (ii) to adopt, approve and implement (x) the NGC Establishment Resolutions and (y) the Independence Resolutions; and

(h)            to not take or cause to be taken any action, or refrain from taking, any action, which is inconsistent with this Agreement or the other Transaction Agreements.

Section 3.
Consummation of the Transactions

3.1            Conditions to the Consummation of the Transactions. The Parties agree that:

(a)            the obligations of the applicable Parties to consummate the Contribution Transaction in accordance with the Contribution Agreement are subject to the satisfaction (or to the extent permitted by applicable Law, waiver by the applicable Party) of the conditions set forth in Sections 4.2, 4.3 and 4.4 of the Contribution Agreement; and

(b)            the obligations of the applicable Parties to consummate the Arrangement in accordance with the Arrangement Agreement are subject to the satisfaction (or to the extent permitted by applicable Law, waiver by the applicable Party or Parties, as applicable) of the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 of the Arrangement Agreement, as applicable, subject in each case to Section 7.5 of the Arrangement Agreement.

Section 4.
Representations and Warranties

4.1            Representations and Warranties of Paulson. Paulson represents and warrants, with respect to itself and each Paulson Party, to each other Party (that is not a Paulson Party), as of the date of this Agreement and as of the Effective Date as follows:

(a)            Organization and Qualification. Each Paulson Party, Donlin Holdings and Donlin Holdings II is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. Each Paulson Party, Donlin Holdings and Donlin Holdings II is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect, or which would not prevent or materially delay consummation of this Agreement or any transaction contemplated hereby.

(b)            Authority Relative to this Agreement and the Applicable Transaction Agreements. Each Paulson Party, Donlin Holdings and Donlin Holdings II has the requisite power and authority to enter into this Agreement and each Transaction Agreement to which it is or will be a party and to perform its obligations hereunder and thereunder, including the consummation of the transactions contemplated hereby and thereby. The execution and the delivery of this Agreement and each of the Transaction Agreements to which such Paulson Party, Donlin Holdings or Donlin Holdings II is or will be a party by such Paulson Party, Donlin Holdings or Donlin Holdings II, the performance by such Paulson Party, Donlin Holdings or Donlin Holdings II, of its obligations hereunder and thereunder and the consummation by such Paulson Party, Donlin Holdings or Donlin Holdings II of the transactions contemplated hereby and thereby have been or will be, prior to execution and delivery thereof, duly authorized and no other proceedings on the part of such Paulson Party, Donlin Holdings or Donlin Holdings II are or will be necessary to authorize this Agreement or any of the Transaction Agreements. This Agreement has been duly executed and delivered by the Paulson Parties, Donlin Holdings and Donlin Holdings II and constitutes, and each Transaction Agreement when duly executed and delivered by such Paulson Party, Donlin Holdings or Donlin Holdings II will constitute a legal, valid and binding obligation of such Paulson Party, Donlin Holdings or Donlin Holdings II enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

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(c)            No Conflicts. The execution, delivery and performance by such Paulson Party, Donlin Holdings and Donlin Holdings II of this Agreement and the Transaction Agreement to which it is a party, and the consummation by such Paulson Party, Donlin Holdings or Donlin Holdings II of the transactions contemplated hereby and thereby, will not violate, conflict with or result in a breach of any provision of their respective organizational documents. Further, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect, or as would not prevent or materially delay consummation of the transactions contemplated by this Agreement or any other Transaction Agreement to which any of the Paulson Parties, Donlin Holdings or Donlin Holdings II are a party, the execution, delivery and performance by each of the Paulson Parties, Donlin Holdings and Donlin Holdings II of this Agreement and the Transaction Agreements to which it is a party and the consummation by such Paulson Parties, Donlin Holdings or Donlin Holdings II of the transactions contemplated hereby and thereby will not: (x) violate, conflict with or result in a breach of any provision of any agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit by which any of the Paulson Parties, Donlin Holdings or Donlin Holdings II or any of their respective assets are bound (including, assuming the due execution and delivery of the Waiver Agreement by each party thereto, the Donlin JV LLCA), or any applicable Law to which they are subject or by which they are bound; (y) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit to which it, or any of its assets are bound; or (z) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of their assets. No authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of any of the Paulson Parties, Donlin Holdings or Donlin Holdings II for the consummation of its obligations hereunder and thereunder, including the consummation of the transactions contemplated by this Agreement and the Transaction Agreements to which it is a party, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect, or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

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(d)           Litigation. There is no claim, action, proceeding or investigation pending or, to Paulson’s knowledge, threatened against or relating to it or any Paulson Party, Donlin Holdings or Donlin Holdings II, or affecting any of their respective properties, assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect, or prevent or materially delay the consummation of this Agreement or any Transaction Agreement to which any of the Paulson Parties, Donlin Holdings or Donlin Holdings II is a party, nor to its knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. None of Paulson, any Paulson Party, Donlin Holdings or Donlin Holdings II is subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect or which would prevent or materially delay consummation of this Agreement or any Transaction Agreement to which a Paulson Party, Donlin Holdings or Donlin Holdings II is a party or any transaction contemplated hereby or thereby.

(e)            No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Section 4.1, neither Paulson nor any other person on behalf of Paulson makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to the Paulson Parties, Donlin Holdings, Donlin Holdings II or any of their respective assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, it being understood that except as otherwise expressly set forth in this Section 4.1, any equity interests acquired pursuant to the Transaction Agreements are being acquired “as is, where is” and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by the other Parties (other than the Paulson Parties, Donlin Holdings, Donlin Holdings II) or any of their Affiliates and representatives.

(ii)	Paulson, on behalf of itself and the other Paulson Parties, acknowledges and agrees that, except for the representations and warranties of the NovaGold Parties expressly set forth in Section 4.2 of this Agreement, (x) neither NovaGold nor New NovaGold is making and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and Paulson is not relying on any representation or warranty relating to NovaGold, New NovaGold or any of their respective Affiliates except for those expressly set forth in Section 4.2 of this Agreement, and (y) no person has been authorized by NovaGold, New NovaGold or any of their respective Affiliates or representatives to make any representation or warranty relating to NovaGold, New NovaGold or any of their respective Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by any of the Paulson Parties or any of their respective Affiliates or representatives and Paulson, on behalf of itself and the other Paulson Parties, hereby expressly disclaims any such other representations and warranties.

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(iii)	Paulson, on behalf of itself and the other Paulson Parties, acknowledges and agrees that, except for the representations and warranties of the NovaGold Parties expressly set forth in Section 4.2 of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to any Paulson Party or any of their Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

4.2           Representations and Warranties of the NovaGold Parties. Each of NovaGold, New NovaGold and NovaGold Member represents and warrants, severally with respect to itself, to each other Party (that is not a NovaGold Party), as of the date of this Agreement and as of the Effective Date as follows:

(a)            Organization and Qualification. It is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. It is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or NovaGold Material Adverse Effect, as applicable, or which would not prevent or materially delay consummation of this Agreement or any transaction contemplated hereby.

(b)            Authority Relative to this Agreement and the Applicable Transaction Agreements. It has the requisite corporate power and authority to enter into this Agreement and each Transaction Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each Transaction Agreement to which it is a party by it and the consummation of the transactions contemplated by this Agreement and such Transaction Agreement have been duly authorized and no other corporate proceedings on the part of it are necessary to authorize this Agreement or such Transaction Agreement (other than the NovaGold Shareholder Approval with respect to NovaGold). This Agreement and each Transaction Agreement to which it is a party have been duly executed and delivered by it and constitutes, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

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(c)            No Conflicts. The execution and delivery by it of this Agreement and each Transaction Agreement to which it is a party and the performance by it of its obligations hereunder and thereunder will not violate, conflict with or result in a breach of any provision of its organizational documents. Further, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or a New NovaGold Material Adverse Effect, as applicable, or as would not prevent or materially delay consummation of the transactions contemplated by this Agreement or any other Transaction Agreement to which it is a party, the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not: (x) violate, conflict with or result in a breach of any provision of any agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit by which it or any of its assets are bound, or any applicable Law to which it is subject or by which it is bound; (y) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit to which it, or any of its assets are bound; or (z) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or lien upon any of its assets. Other than the Interim Order and the Final Order, no Authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of it for the consummation by it of its obligations in connection with the Arrangement under this Agreement, except for such Authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or a New NovaGold Material Adverse Effect, as applicable, or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

(d)            Litigation. There is no claim, action, proceeding or investigation pending or, to its knowledge, threatened against or relating to it or any of the NovaGold Subsidiaries, its business or the business of the NovaGold Subsidiaries or affecting any of their respective properties, assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or a New NovaGold Material Adverse Effect, as applicable, or prevent or materially delay the consummation of this Agreement or any Transaction Agreement to which it is a party, nor to its knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. Neither it nor any of the NovaGold Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate a NovaGold Material Adverse Effect or a New NovaGold Material Adverse Effect, as applicable, or which would prevent or materially delay consummation of this Agreement or any transaction contemplated hereby.

(e)            No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Section 4.2, none of NovaGold, New NovaGold, the NovaGold Member nor any other person on behalf of NovaGold, New NovaGold, or the NovaGold Member makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to NovaGold, New NovaGold, the NovaGold Member or any of their Affiliates or any of their respective assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, it being understood that except as otherwise expressly set forth in this Section 4.2, any equity interests acquired pursuant to the Transaction Agreements are being acquired “as is, where is,” and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by the other Parties (other than the NovaGold Parties) or any of their Affiliates and representatives.

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(ii)	Each of NovaGold, New NovaGold and the NovaGold Member acknowledges and agrees that, except for the representations and warranties of Paulson expressly set forth in Section 4.1 of this Agreement, (x) Paulson is not making and has not made any representations or warranties (express or implied) relating to itself, the Paulson Parties, Donlin Holdings, Donlin Holdings II or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and the NovaGold Parties are not relying on any representation or warranty relating to the Paulson Parties, Donlin Holdings or Donlin Holdings II except for those expressly set forth in Section 4.1 of this Agreement, and (y) no person has been authorized by the Paulson Parties or any of their respective Affiliates or representatives to make any representation or warranty relating to the Paulson Parties, Donlin Holdings or Donlin Holdings II or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by any of the NovaGold Parties or any of their respective Affiliates or representatives and the NovaGold Parties hereby expressly disclaim any such other representations and warranties.

(iii)	Each of NovaGold, New NovaGold and the NovaGold Member acknowledges and agrees that, except for the representations and warranties of Paulson expressly set forth in Section 4.1 of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to NovaGold, New NovaGold, the NovaGold Member or any of their respective Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

4.3           Survival of Representations and Warranties.

The representations and warranties contained in Section 4.1 and Section 4.2 of this Agreement shall not survive the completion of the Arrangement.

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Section 5.
Covenants

5.1           Circular, Prospectus and Compliance and Reporting Obligations.

(a)            The Parties shall co-operate and use their reasonable best efforts to take, or cause to be taken, all reasonable actions, including the preparation of any applications and other orders, registrations, consents, filings, rulings, exemptions, no-action letters, circulars and approvals required in connection with the Transaction Agreements and the Arrangement and the preparation of any required documents, in each case as reasonably necessary to discharge their respective obligations under the Transaction Agreements, the Arrangement and the Plan of Arrangement, and to complete any of transactions contemplated by the Transaction Agreements, including their obligations under applicable Laws. Without prejudice to the Arrangement Agreement and without prejudice to the generality of the obligations of the Parties pursuant to the Arrangement Agreement or any other Transaction Agreement, each of the Parties undertakes to each of the other Parties that if, at any time after the date hereof and before the Effective Time, it comes to its notice that:

(i)            any statement contained in the NovaGold Circular has become or been discovered to be untrue, incorrect or misleading in any material respect;

(ii)           it has been discovered that the NovaGold Circular does not contain a statement that it should contain in order to comply with any applicable Law or the rules of any Applicable Securities Exchange and that omission is or may be material;

(iii)          there has been a significant change affecting any matter contained in the NovaGold Circular which would have been required to be disclosed in any such document had it occurred before the Effective Date; or

(iv)           a significant new matter has arisen, the inclusion of information in respect of which would have been required in the NovaGold Circular had it arisen before the Effective Date,

then that Party shall immediately notify each of the other Parties of the same in writing.

(b)            Each of the Parties undertakes:

(i)            to ensure that, prior to the Effective Date, except as required by Law or the rules of any Applicable Securities Exchange, and without prejudice to any rights of termination pursuant to any of the Transaction Agreements, no action will be taken by it that is inconsistent with (A) the provisions of this Agreement or each Transaction Agreement to which it is a party or (B) consummation of the transactions contemplated by the Transaction Agreements;

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(ii)           that it shall comply with applicable legal and regulatory requirements in relation to the Arrangement, the Contribution Transaction, the NovaGold Circular and the matters and transactions contemplated thereby and by the Transaction Agreements; and

(iii)          to notify and consult with the other Parties before taking any action as a consequence of any matter referred to in Section 5.1(a), except to the extent that such undertaking to notify and consult with the other Parties inhibits any Party from complying with any of its fiduciary obligations or applicable Law.

(c)            The Parties agree and undertake to provide all information, updates, notices and similar as required pursuant to and in accordance with the terms of the Arrangement Agreement.

(d)            Notwithstanding anything to the contrary in this Section 5.1, Paulson and its advisors shall have the right to review and comment on, in a timely manner, all applications and other orders, registrations, consents, filings, rulings, exemptions, no-action letters, circulars and approvals required in connection with the NovaGold Meeting, the Transaction Agreements and the Arrangement and the preparation of any required documents, in each case as reasonably necessary to discharge their respective obligations under the Transaction Agreements, the Arrangement and the Plan of Arrangement, and to complete the transactions contemplated by the Transaction Agreements, including their obligations under applicable Laws, and NovaGold shall consider in good faith any comments of Paulson and its advisors with respect thereto; provided that, with respect to any information that relates primarily to any Paulson Party (the “Paulson Relevant Information”), NovaGold shall not file, mail or disseminate such information without the prior written approval of Paulson (not to be unreasonably withheld, conditioned or delayed). In connection with Paulson’s and its advisors’ rights under this Section 5.1(d), upon the reasonable request of Paulson and its advisors, to the extent permitted by applicable Law, each of NovaGold and New NovaGold shall, and shall cause the NovaGold Subsidiaries and instruct its and their advisors and other representatives to, during normal business hours and upon reasonable notice, (i) reasonably promptly provide Paulson and its advisors and other representatives with such reasonable information (including current vote tabulation reports and other proxy solicitation data) as they may reasonably request in connection with Paulson’s rights under this Section 5.1(d) and (ii) reasonably promptly provide Paulson and its advisors and other representatives with reasonable access to and participation in any material meetings or calls with (A) NovaGold’s proxy solicitation firm and tabulation agent, (B) any Applicable Securities Exchange, (C) the U.S. Securities and Exchange Commission or (D) any other Governmental Entity, in each case to the extent such meetings, calls or discussions primarily relate to Paulson Relevant Information or otherwise relate to revisions substantially involving Paulson Relevant Information and only for such portions of such meetings, calls and discussions during which Paulson Relevant Information is discussed. For the avoidance of doubt, NovaGold, New NovaGold and their advisors shall be under no obligation to inform Paulson, its advisors or representatives, of any meetings, calls or discussions with any of the aforementioned entities to the extent they do not primarily relate to any Paulson Relevant Information or otherwise relate to revisions substantially involving Paulson Relevant Information.

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5.2           Additional Covenants of Paulson.

(a)            Paulson covenants and agrees that, from and after the date of this Agreement, upon reasonable request by NovaGold, it shall, and shall cause its Affiliates (including the Paulson Parties) to, promptly provide to NovaGold all necessary information regarding Paulson and each Paulson Party and their respective Affiliates that is reasonably requested by NovaGold for inclusion in any public filings (including the NovaGold Circular), including, but not limited to, filings with any Applicable Securities Exchange or Governmental Entity, in connection with the transactions contemplated by the Transaction Agreements. Notwithstanding the foregoing, Paulson and its advisors shall have the right to review and comment on, in a timely manner, all public filings (including the NovaGold Circular), including, but not limited to, filings with any Applicable Securities Exchange or Governmental Entity, in connection with the transactions contemplated by the Transaction Agreements and NovaGold shall consider in good faith any comments of Paulson and its advisors; provided that, with respect to any portion of any such application, order, registration, consent, filing, ruling, exemption, no-action letter, circular or approval that contains Paulson Relevant Information, NovaGold shall not file, mail or disseminate such Paulson Relevant Information without the prior written approval of Paulson (not to be unreasonably withheld, conditioned or delayed). For avoidance of doubt, nothing in this Agreement or any other Transaction Agreement shall limit or reduce the information rights of Paulson and its Affiliates pursuant to the Donlin JV LLCA.

(b)            Paulson shall cause the Paulson Parties and its and their officers and directors, and shall use reasonable best efforts to cause its representatives and advisors, to cooperate with, and make themselves reasonably available to meet or confer with, NovaGold and its counsel and advisors in connection with the preparation of any such public filings (including the NovaGold Circular).

5.3           Further Assurances. Subject to the express terms of the Transaction Agreements, each Party agrees to, and to cause its Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under this Agreement, the other Transaction Agreements (subject to the terms and conditions thereof) or applicable Law as may be required to carry out the provisions of this Agreement and the other Transaction Agreements and to consummate and make effective the transactions contemplated hereby and by the Transaction Agreements.

5.4           Notice of Certain Matters. Subject to applicable Law, each Party shall give prompt notice to the other Parties of (a) the occurrence or non-occurrence of any event that has resulted or would reasonably be expected to result in any closing condition set forth in any Transaction Agreement not being satisfied and (b) any notice or other communication received from any Governmental Entity in connection with this Agreement or any other Transaction Agreement or the transactions contemplated hereby or thereby, or any litigation involving the transactions contemplated by the Transaction Agreements or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. Notwithstanding anything in this Agreement to the contrary, no such notification shall, in and of itself, affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties hereunder.

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5.5           Tax Matters.

(a)            The Parties shall (and shall cause their respective subsidiaries to) (i) use their respective reasonable best efforts to cause the Arrangement and the Contribution Transaction, taken together, to qualify as an exchange within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code” and such treatment, the “Intended Tax Treatment”) and (ii) not take any action or fail to take any action if such action or such failure is intended or would reasonably be expected to prevent or impede the Arrangement and the Contribution Transaction, taken together, from qualifying for the Intended Tax Treatment, including, for the avoidance of doubt, an action or inaction that would cause a Party to be unable to deliver the applicable certificates described in Section 6.4(b) of the Arrangement Agreement. Each of the Parties shall, and shall cause its respective subsidiaries to, file all Tax Returns and otherwise report consistently with the Intended Tax Treatment, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b)            Each of the Parties shall use reasonable best efforts and reasonably cooperate with one another in connection with the issuance of an opinion of external counsel relating to the Intended Tax Treatment (including any opinion regarding the Intended Tax Treatment that the United States Securities and Exchange Commission requires to be prepared and submitted in connection with the declaration of effectiveness of a registration statement). In connection with the foregoing, each of the Parties shall use reasonable best efforts to deliver to the relevant counsel, upon reasonable request, the certificates (dated as of the necessary date and signed by an officer of the applicable Party) described in Section 6.4(b) of the Arrangement Agreement.

(c)            Each Party shall promptly notify the other Parties if, at any time before the Effective Time, such Party becomes aware of the existence of any fact or circumstance that would reasonably be expected to prevent or materially delay or impede the Arrangement and the Contribution Transaction, taken together, from qualifying for the Intended Tax Treatment.

5.6            Access to Information. In addition to (and without limiting) the rights set forth in Section 5.1(d), from and after the issuance of the Interim Order until the earlier of the Effective Time and the termination of the Transaction Agreements in accordance with their terms, each of NovaGold and New NovaGold shall, and shall cause its Subsidiaries and instruct its and their advisors and other representatives to, during normal business hours and upon reasonable notice, (a) provide Paulson and its advisors and other representatives with such reasonable information and reasonable access (at Paulson’s sole expense) (including access to properties, books, personnel and records of NovaGold, New NovaGold and the NovaGold Subsidiaries) as they may reasonably request solely for the purpose of consummating the Arrangement and the transactions contemplated by the Transaction Agreements, including current vote tabulation reports and other proxy solicitation data, (b) provide Paulson and its advisors and other representatives with copies of material written communications with NovaGold Securityholders relating to the NovaGold Meeting (other than purely administrative transmittals) and reasonably prompt copies of any filings, correspondence, comments, requests or other material written communications to or from the U.S. Securities and Exchange Commission, any Applicable Securities Exchange or any other Governmental Entity concerning the Arrangement, the NovaGold Circular or any other Transaction Agreement or the transactions contemplated thereby and (c) instruct its and their outside counsel and other advisors to cooperate with, make themselves reasonably available to, during normal business hours and, upon reasonable request, meet or confer with Paulson and its counsel and advisors regarding the matters described in this Section 5.6; provided that, any such access or investigation pursuant to this Section 5.6 shall be conducted in such a manner as not to interfere unreasonably with the business and operation of New NovaGold, NovaGold or any of the NovaGold Subsidiaries.

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Information provided pursuant to this Section 5.6 shall be subject to the confidentiality obligations applicable to the receiving Party under the Transaction Agreements, the Donlin JV LLCA and the Confidentiality Agreement; provided that, nothing herein shall require disclosure of information to Paulson if NovaGold determines, on the advice of counsel, (i) such disclosure would violate applicable Law or a binding order or the provisions of any Contract in effect on the date hereof to which NovaGold or New NovaGold is a party, (ii) such information is, or would reasonably be expected to be, subject to attorney-client privilege, work-product or similar privilege; provided that if any information is withheld on such basis, the disclosing Party shall use its reasonable best efforts to provide such information in a manner that does not result in such violation or waiver, including by providing redacted materials or summaries or, at the request of New NovaGold or Paulson, entering into customary common interest, joint defense, confidentiality or other similar arrangements to permit broader sharing or (iii) such documents or information are pertinent to any actual or threatened legal proceeding between NovaGold or New NovaGold (or any of their Affiliates) on the one hand and Paulson (or any of its Affiliates) on the other hand. Notwithstanding anything in this Section 5.6 or this Agreement to the contrary, nothing herein shall limit, restrict or otherwise modify Paulson’s (or any of its Affiliates’) or NovaGold’s rights under the Donlin JV LLCA, including any information, access or reporting rights thereunder.

5.7           Public Communications; SEC Filings.

(a)            The initial press release or public statement regarding the Arrangement or the other transactions contemplated by the Transaction Agreements shall be a joint press release. From the date hereof until the earlier of the Effective Time and the termination of the Transaction Agreements in accordance with their terms, no Party shall issue any press release or make any other public statement regarding this Agreement, the Arrangement or the other transactions contemplated by the Transaction Agreements without the prior written consent of NovaGold (if the requesting party is a Paulson Party) or Paulson (if the requesting party is a NovaGold Party); provided that any Party may (i) make public disclosure or file any document to the extent required by applicable Law or the rules of any Applicable Securities Exchange or any Governmental Entity, in which case such Party shall, to the extent legally permitted, provide NovaGold, if such Party is a Paulson Party, or Paulson, if such Party is a NovaGold Party, a reasonable opportunity to review and comment on the proposed disclosure in advance, and shall consider in good faith any comments of such other Party and its advisors and other representatives, (ii) make any public statements in response to questions by the press, analysts, investors or analyst investor calls, so long as such statements are consistent in all material respects with previous statements made jointly by NovaGold and Paulson or (iii) make any communication to employees so long as such statements are consistent in all material respects with previous statements made jointly by NovaGold and Paulson. For the avoidance of doubt, this Section 5.7(a) shall not apply to any disclosure of information concerning any Transaction Agreement in connection with any dispute between the Parties regarding the Transaction Agreements or the transactions contemplated thereby.

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(b)            During the period from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement, each of NovaGold and New NovaGold shall use their reasonable best efforts to (i) timely file or furnish all forms, reports and documents required to be filed or furnished by it with the SEC, and (ii) ensure that such filings, at the time filed (and, if amended, at the time of such amendment), comply in all material respects with applicable requirements of the U.S. Securities Act and the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)            Without limiting the foregoing, NovaGold shall not file, and shall cause New NovaGold not to file, any Transaction Agreement (including this Agreement) or any exhibit, schedule or summary thereof with any Governmental Entity (as defined in the Arrangement Agreement) or any Applicable Securities Exchange without first providing Paulson a draft of such filing reasonably in advance and a reasonable opportunity to review and comment thereon, and NovaGold shall consider in good faith any comments of Paulson and its advisors and other representatives. To the extent permitted by applicable Law and the rules of any Applicable Securities Exchange or Governmental Entity, NovaGold shall request confidential treatment and implement redactions, to the extent in NovaGold’s reasonable judgment, such information is competitively or commercially sensitive information, or includes personal data, trade secrets and other information that, in NovaGold’s reasonable judgment, are sensitive, which shall include the identities of the Paulson Members (as defined in the Contribution Agreement) and shall use reasonable best efforts to obtain acceptance of such confidential treatment or redactions. If any Governmental Entity or Applicable Securities Exchange requires disclosure of any such information, NovaGold shall, to the extent legally permitted, reasonably promptly notify Paulson and consult in good faith to minimize the scope and timing of any such disclosure.

5.8           Non-Solicitation.

(a)            From the date hereof until the earlier of the Effective Time and the termination of the Transaction Agreements in accordance with their terms, NovaGold shall not, and shall cause the NovaGold Subsidiaries and use its reasonable best efforts to cause its and their directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives not to, (i) directly or indirectly, solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, enter into, continue or otherwise participate in any discussions or negotiations regarding any Acquisition Proposal, or (ii) furnish any non-public information to any person with the intent of inducing the making of any Acquisition Proposal (other than upon receipt of a bona fide, unsolicited, written Acquisition Proposal from any person that did not result from a material breach of this Section 5.8, solely to the extent necessary to ascertain facts or clarify terms with respect to an Acquisition Proposal for the NovaGold Board to be able to have sufficient information to make the determination whether such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal); provided that, if NovaGold receives after the date hereof an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 5.8, NovaGold and its advisors and other representatives may, prior to the time NovaGold Shareholder Approval is obtained and subject to the NovaGold Board having determined in good faith (after consultation with its outside legal and financial advisors) that (x) such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (y) the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, furnish non-public information to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement with such person that contains terms no less favorable in the aggregate to NovaGold than those contained in any confidentiality agreement between NovaGold and New NovaGold, and engage in discussions or negotiations with such person regarding such Acquisition Proposal.

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(b)            NovaGold shall, and shall cause the NovaGold Subsidiaries, and its and their advisors and other representatives to, immediately cease and terminate, and cause to be terminated, any solicitations, discussions or negotiations commenced prior to the date of this Agreement with any person (other than New NovaGold and its advisors and other representatives) with respect to any Acquisition Proposal and shall promptly request the return or destruction of any non-public information previously furnished to any such person. NovaGold shall promptly, and in any event within forty-eight (48) hours, notify New NovaGold and Paulson of the receipt of any Acquisition Proposal or any request for non-public information or for discussions or negotiations that would reasonably be expected to lead to an Acquisition Proposal, which notice shall include the identity of the person making such Acquisition Proposal or request and the material terms and conditions thereof (including copies of any written proposals and material correspondence), and NovaGold shall keep New NovaGold and Paulson reasonably informed, on a current basis, of any material developments, discussions or negotiations regarding the foregoing (including any change to the material terms thereof including any term on price or value).

(c)            NovaGold shall not accept, approve, or enter into any agreement (other than a confidentiality agreement as permitted herein) to facilitate any Acquisition Proposal unless: (i) the NovaGold Board determines in good faith, after consultation with its financial and legal advisors, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal; (ii) the NovaGold Shareholder Approval has not been obtained; (iii) NovaGold has complied with its non-solicitation obligations in this Section 5.8 in all material respects; (iv) NovaGold has provided New NovaGold and Paulson with written notice of the Superior Proposal, including all material documentation and a copy of any proposed agreement, at least five (5) business days prior to acceptance; and (v) five (5) business days have elapsed since such notice, during which Paulson may submit an Acquisition Proposal. NovaGold shall not withdraw, modify, or qualify its recommendation of the current transaction, or accept or recommend any Acquisition Proposal, unless the conditions set forth in this Section 5.8(c) have been satisfied.

(d)            For purposes of this Section 5.8, “Acquisition Proposal” means any proposal or offer, whether written or oral, relating to, in a single transaction or series of related transactions, (i) any direct or indirect acquisition of beneficial ownership of twenty percent (20%) or more of the NovaGold Shares, (ii) any merger, arrangement, amalgamation, consolidation, share exchange, business combination, recapitalization or similar transaction involving NovaGold or (iii) any direct or indirect acquisition, lease, transfer or disposition of assets of NovaGold and its subsidiaries representing twenty percent (20%) or more of the consolidated assets or net revenues of NovaGold and its subsidiaries, taken as a whole; and “Superior Proposal” means a bona fide written Acquisition Proposal (with the percentages in clauses (i) and (iii) increased to more than fifty percent (50%)) that the NovaGold Board determines in good faith (after consultation with its outside legal and financial advisors), taking into account all legal, financial, regulatory and other aspects of such proposal (including the identity of the person making the proposal, the form and amount of consideration, financing, conditionality, regulatory approvals, expected timing and certainty of completion), is more favorable, from a financial point of view, to the NovaGold Shareholders (other than the Investor, to the extent required by applicable Law) than the transactions contemplated by the Transaction Agreements and is reasonably capable of being completed in accordance with its terms.

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5.9           No Modification of Existing Rights or Obligation. Prior to the Effective Date and notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall amend, modify, limit, impair or otherwise affect any rights, privileges, powers, remedies, duties or obligations of (a) Paulson and its Affiliates and (b) NovaGold and its Subsidiaries, in each case as provided under the Donlin JV LLCA.

Section 6.
GOVERNANCE MATTERS

6.1           Governance Matters. Without limiting the generality of the applicable Parties’ rights and obligations under the Investor Rights Agreement (when effective), the Parties shall take all steps (including passing all resolutions) necessary to implement the governance arrangements set forth herein and in Section 2.1 of the Investor Rights Agreement with effect as of the Effective Time. In connection with the implementation of such governance matters, with effect at the Effective Time, New NovaGold, subject to the procedures set forth in Section 2.1(e) of the Investor Rights Agreement, mutatis mutandis, shall cause each of the individuals listed in Schedule A to be appointed to the New NovaGold Board.

Section 7.
Termination

7.1           Termination. This Agreement may be terminated at any time prior to the Effective Date (a) by mutual written agreement of each of the Parties or (b) by any Party if either NovaGold or New NovaGold is entitled to terminate the Arrangement Agreement in accordance with Section 8.2 of the Arrangement Agreement and in all cases subject to the provisos in Section 8.2(a)(vi), Section 8.2(b), Section 8.2(c) and Section 8.2(e) of the Arrangement Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1 shall not be available to any Party whose fraud or willful or material breach of any Transaction Agreement has primarily resulted in, or primarily contributed to, the occurrence of the event giving rise to such termination right under the Arrangement Agreement. Subject to Section 7.2, this Agreement shall automatically terminate and be of no further effect upon termination of any of the Transaction Agreements in accordance with their terms. For the avoidance of doubt, in the event that the Arrangement is not consummated pursuant to the Arrangement Agreement, this Agreement shall be null and void ab initio.

7.2           Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any Party; provided, however, that no such termination shall relieve any Party for (a) any liability or obligation such Party has under any Transaction Agreement and (b) any liability of such Party for fraud or any willful or material breach under this Agreement.

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Section 8.
MISCELLANEOUS

8.1           Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

8.2           Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8.3           Jurisdiction; Specific Enforcement.

(a)            Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(b)            The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Chosen Courts without proof of actual damages, and all such rights and remedies at Law or in equity shall be cumulative. Nothing contained in this Section 8.3 shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.3; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement.

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8.4           WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by e-mail (provided that no “bounce back” or notice of non-delivery is received) or as of the following business day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

if to the NovaGold Parties:

NovaGold Resources Inc.

201 South Main Street, Suite 400

Salt Lake City, Utah

USA 84111

Attention:	Corporate Secretary
Email:	sean.pettey@novagold.com

corporate.secretary@novagold.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

Suite 3500 – 1133 Melville Street

Vancouver, British Columbia V6E 4E5

Attention:	Trisha Robertson

Alex Moore

Email:	trisha.robertson@blakes.com

alex.moore@blakes.com

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and to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

395 9th Avenue

New York, New York, 10001, United States

Attention:	Howard Ellin

June Dipchand

Email:	howard.ellin@skadden.com

June.dipchand@skadden.com

if to Paulson:

Paulson Advisers LLC

***

***

Attention:	Michael Waldorf

Email:	***

with a copy (which shall not constitute notice) to:

Goodmans LLP

333 Bay Street

Toronto, Ontario M5H 2S7

Attention:	William Gorman

Email:	bgorman@goodmans.ca

and to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

500 Fifth Avenue

New York, NY 10110

Attention:	Christopher P. Davis

Kelly E. Zelezen

Alexander E. Shiekman

Email:	cdavis@kkwc.com

kzelezen@kkwc.com

ashiekman@kkwc.com

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8.6           Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Parties. Subject to the first sentence of this Section 8.6, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 8.6 shall be null and void.

8.7           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

8.8           Amendments; Waivers. This Agreement may only be amended by a written instrument signed by all Parties. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by or on behalf of the Party against which such waiver is to be enforced. Any waiver granted by a Party shall be effective only in the specific instance and for the specific purpose for which it is given and no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

8.9           Entire Agreement. This Agreement (together with the exhibits, annexes, schedules and the other agreements, documents and instruments incorporated or referenced hereby or delivered in connection herewith) and the other Transaction Agreements constitute the full and entire agreement and understanding, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and supersedes and cancels all previous agreements and understandings between or among the Parties with respect to such subject matter.

8.10         Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have entered into this Master Implementation Agreement as of the date first set forth above.

NovaGold CORPORATION

By:	/s/ Peter Adamek
Name:	Peter Adamek
Title:	Vice President, Chief Financial Officer & Treasurer

[Signature Page to Master Implementation Agreement]

IN WITNESS WHEREOF, the parties have entered into this Master Implementation Agreement as of the date first set forth above.

NOVAGOLD RESOURCES INC.

By:	/s/ Peter Adamek
Name:	Peter Adamek
Title:	Vice President & Chief Financial Officer

[Signature Page to Master Implementation Agreement]

IN WITNESS WHEREOF, the parties have entered into this Master Implementation Agreement as of the date first set forth above.

NovaGold Resources Alaska, Inc.

By:	/s/ Peter Adamek
Name:	Peter Adamek
Title:	Vice President & Treasurer

[Signature Page to Master Implementation Agreement]

IN WITNESS WHEREOF, the parties have entered into this Master Implementation Agreement as of the date first set forth above.

Paulson ADVISERS LLC

By:	/s/ Michael Waldorf
Name:	Michael Waldorf
Title:	Authorized Signatory

[Signature Page to Master Implementation Agreement]

IN WITNESS WHEREOF, the parties have entered into this Master Implementation Agreement as of the date first set forth above.

Donlin Gold Holdings LLC

By:	/s/ Michael Waldorf
Name:	Michael Waldorf
Title:	Authorized Signatory

[Signature Page to Master Implementation Agreement]

Schedule A

New NovaGold Directors

Directors
Thomas Kaplan
John Paulson
Marcelo Kim
Ali Erfan
Gregory Lang
Ethan Schutt
Kalidas Madhavpeddi
Dawn Whittaker
Daniel Muñiz Quintanilla
Kevin McArthur
One additional director to be selected by NovaGold’s Corporate Governance & Nominations Committee who will meet the requirements for Chair of the Audit Committee of New NovaGold under the rules of the Applicable Securities Exchange; provided, however, that in the event that the selection of such new director is proposed to occur prior to the closing of the Arrangement, the NovaGold Corporate Governance & Nominations Committee shall reasonably consult with Paulson about the proposed selection for such new director.

Exhibit A

New NovaGold Audit Committee Charter

Exhibit A

NovaGold Corporation

CHARTER OF THE AUDIT COMMITTEE

Adopted as of [●], 2026

I.              PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NovaGold Corporation (the “Company”) is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation: (i) assisting the Board in its oversight of (A) the integrity of the financial statements of the Company, (B) the Company’s compliance with legal and regulatory requirements, (C) the qualifications and independence of the Company’s Independent Auditor (as defined below) and (D) the performance of the Independent Auditor and the Company’s internal audit function; (ii) preparing the audit committee report required pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; and (iii) performing such further functions as may be consistent with this Charter or assigned by applicable law, the Company’s amended and restated certificate of incorporation (as may be amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Investor Rights Agreement (as defined therein), the “Certificate of Incorporation”) or amended and restated bylaws (as may be amended, modified or supplemented from time to time in accordance with their terms and the Investor Rights Agreement, the “Bylaws”) or the Board.

The independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s annual report on Form 10-K is referred to herein as the “Independent Auditor.”

II.            COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more independent directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of applicable law and the New York Stock Exchange (“NYSE”) and any additional requirements that the Board deems appropriate. In addition, at least one member of the Committee shall be designated by the Board to be an “audit committee financial expert,” as defined by Item 407(d) of Regulation S-K.

No member of the Committee shall simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and such determination is disclosed in accordance with NYSE rules.

The chairperson of the Committee shall be designated by the Board; provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.           MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall meet separately on a periodic basis with (i) management, (ii) the internal auditor and (iii) the Independent Auditor, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements and compliance with legal or regulatory requirements, the Independent Auditor’s performance and independence, or the performance of the internal audit function. Committee actions may be taken by unanimous written consent.

IV.           DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The following duties and responsibilities are within the authority of the Committee, and the Committee shall perform such duties consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE or any other applicable regulatory authority:

A.              Selection, Evaluation and Oversight of the Independent Auditors

The Committee shall have the following duties and responsibilities with respect to the engagement of independent registered public accounting firms:

(a)             Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

(b)             Review and, in its sole discretion, approve in advance the Independent Auditor’s annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and the Independent Auditor (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or as otherwise provided for in a pre-approval policy.

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(c)             Review the performance of the Independent Auditor, including the lead partner of the Independent Auditor, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the replacement or termination of the Independent Auditor when circumstances warrant.

(d)             At least annually, obtain and review a report from the Independent Auditor describing:

(i)	the Independent Auditor’s internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and

(iii)	all relationships between the Independent Auditor and the Company (including a description of each category of services that the Independent Auditor provided to the Company and a list of the fees billed for each such category).

The Committee should report its conclusions with respect to the above matters, as well as its review of the lead partner and, if applicable, the reviewing partner of the Independent Auditor, and its views on whether there should be a regular rotation of the Independent Auditor, to the Board.

(e)             Evaluate the Independent Auditor’s independence by, among other things, obtaining and reviewing from the Independent Auditor all written statements and communications relating to relationships between the Independent Auditor and the Company required by applicable auditing standards of the Public Company Accounting Oversight Board and SEC rules, and discussing with the Independent Auditor the potential effects of any such relationships on the independence of the Independent Auditor.

B.              Oversight of Annual Audit and Quarterly Reviews

The Committee shall have the following duties and responsibilities with respect to the Company’s annual audit and quarterly reviews:

(a)             Review and discuss with the Independent Auditor its annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year.

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(b)             Review with management, the Independent Auditor and the internal auditor, the following:

(i)	all critical accounting policies and practices to be used;

(ii)	any critical audit matters arising from the current period audit;

(iii)	all alternative treatments of financial information that the Independent Auditor has discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor;

(iv)	all other material written communications between the Independent Auditor and management, such as any management letter and any schedule of unadjusted differences; and

(v)	any material financial arrangements of the Company which do not appear on the Company’s financial statements.

(c)             Review with management, the Independent Auditor and, if appropriate, the internal auditor, the following:

(i)	the Company’s annual audited financial statements and quarterly financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

(ii)	major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles;

(iii)	any analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and/or judgments made in connection with the preparation of the financial statements; and

(iv)	the effect of regulatory and/or accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(d)             Resolve all disagreements between the Independent Auditor and management regarding financial reporting.

(e)             Review on a regular basis with the Independent Auditor any problems or difficulties that it encountered in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the Independent Auditor’s activities or on access to requested information, and any significant disagreements with management.

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C.              Oversight of the Financial Reporting Process and Internal Controls

The Committee shall have the following duties and responsibilities with respect to the Company’s financial reporting process and internal controls:

(a)             Review and discuss with the Independent Auditor and management their periodic reviews of the Company’s accounting and financial reporting processes, systems of internal control (including any significant deficiencies and material weaknesses identified in their design or operation), disclosure controls and procedures, and management’s reports thereon.

(b)             Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit function, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(c)             Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Chief Executive Officer, or any other applicable member of management, to assign additional internal audit projects to the internal auditor.

(d)             Review with management the Company’s internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies.

(e)             Review and discuss with management and the Independent Auditor (i) management’s annual report on the Company’s internal control over financial reporting, and (ii) the Independent Auditor’s attestation report on the effectiveness of the Company’s internal control over financial reporting.

(f)              Review and discuss with the Independent Auditor the results of the year-end audit of the Company, including any comments or recommendations of the Independent Auditor and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Company’s annual report on Form 10-K.

(g)             Review the type and presentation of information to be included in the Company’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (e.g., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance).

D.              Miscellaneous

The Committee shall have the following additional duties and responsibilities:

(a)             Establish clear hiring policies by the Company for employees or former employees of the Independent Auditor.

(b)            Oversee the policies and procedures in the Company’s Related Person Transactions Policy and conduct prior review of proposed transactions or courses of dealings requiring approval or ratification under such policy.

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(c)             Prepare the Committee report required by Item 407(d) of Regulation S-K to be included in the Company’s annual proxy statement.

(d)             Review the Company’s program to monitor compliance with the Company’s Code of Conduct and Ethics (the “Code of Conduct”), and meet periodically with the Company’s Chief Compliance Officer (if any) or General Counsel to discuss compliance with the Code of Conduct.

(e)             Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(f)              Perform such further functions as may be consistent with this Charter or assigned by applicable law, the Certificate of Incorporation or Bylaws or by the Board.

V.              SUBCOMMITTEES; DELEGATION OF AUTHORITY

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole. Actions taken by any subcommittee shall be presented to the full Committee at the next Committee meeting.

VI.           EVALUATION OF THE COMMITTEE

The Committee shall, at least annually, and in coordination with the Nominating and Corporate Governance Committee of the Company, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate.

VII.         INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities. In addition, the Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent counsel, consultants or other advisers, to assist the Committee in fulfilling its duties and responsibilities. The Committee shall provide for appropriate funding, as determined by the Committee, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

*         *        *

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Exhibit B

New NovaGold Bylaws

Exhibit B

AMENDED AND RESTATED

BYLAWS

OF

NOVAGOLD CORPORATION

A Delaware Corporation

Effective [______], 2026

TABLE OF CONTENTS

i

ii

3

AMENDED AND RESTATED

BYLAWS

OF

NOVAGOLD CORPORATION

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.01       Registered Office. The registered office of the Corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 1.02       Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01       Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02       Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 2.03       Special Meetings.

(a)       Unless otherwise required by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) any Chairman of the Board of Directors, if there be one, or (ii) the President, (iii) any Vice President designated as an officer, if there be one, or (iv) the Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning at least fifteen percent (15%) of the capital stock (the “Requisite Percentage”) of the Corporation issued and outstanding and entitled to vote on the matter for which such Special Meeting of Stockholders is called (a “Special Meeting Request”). A Special Meeting Request must be delivered to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request, or such stockholder’s duly authorized agent (each, a “Requesting Stockholder”), collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the Special Meeting and the reasons for conducting such business at the Special Meeting; (B) as to any director nominations proposed to be presented at the Special Meeting, and any matter (other than a director nomination) proposed to be conducted at the Special Meeting, and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.15; (C) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the Special Meeting to present the proposal(s) or business to be brought before the Special Meeting; (D) an agreement by each Requesting Stockholder to notify the Corporation promptly in the event of any disposition prior to the record date for the Special Meeting of shares of Common Stock (as defined in the Certificate of Incorporation) owned of record and an acknowledgment that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; (E) the number of shares of Common Stock owned of record by each such Requesting Stockholder; and (F) documentary evidence that the Requesting Stockholders in the aggregate own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that all information provided or required to be provided therein shall be true and correct as of the record date for the Special Meeting, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the Special Meeting and (y) promptly provide any other information reasonably requested in writing by the Corporation.

(b)           A Special Meeting Request shall not be valid, and a Special Meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2.03; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing one-hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding Annual Meeting and ending on the earlier of (x) the date of the next Annual Meeting and (y) thirty (30) days after the first anniversary of the date of the previous Annual Meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an Annual Meeting or Special Meeting held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an Annual Meeting or Special Meeting held not more than one-hundred twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an Annual Meeting or Special Meeting that has been called but not yet held or that is called for a date within one-hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(i)              Special Meetings called pursuant to this Section 2.03 shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the Special Meeting shall not be held more than ninety (90) days after receipt by the Corporation of a valid Special Meeting Request.

(ii)            The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the Special Meeting. If, at any point following the earliest dated Special Meeting Request, the unrevoked requests from the Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to Clause (D) of Section 2.03(a)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Special Meeting.

(iii)          In determining whether a Special Meeting has been requested by the Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the Special Meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant stockholder meeting request) (“Overlapping Meeting Request”), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Overlapping Meeting Request.

(iv)           If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(v)             Business transacted at any Special Meeting called pursuant to this Section 2.03 shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders, and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the Special Meeting.

Section 2.04       Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting. Any document enclosed with, annexed to, or appended to a notice of meeting shall be deemed part of such notice for purposes of determining whether notice was duly given.

Section 2.05       Adjournments and Postponements. Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, in each case by the chairman of such meeting or by the Board of Directors and without the need for approval thereof by the stockholders. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any previously scheduled meeting of the stockholders may be cancelled, by resolution of the Board of Directors before the time previously scheduled for such meeting of the stockholders. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 2.04. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.06       Quorum. Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.05, until a quorum shall be present or represented.

Section 2.07       Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.10, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.08. The Board of Directors, in its discretion, or the chairman of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.08       Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)              A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document, as such term is defined in Section 116(a) of the DGCL, authorizing another person or persons to act for such stockholder as proxy.

(ii)            A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(iii)          The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

Section 2.09       List of Stockholders Entitled to Vote. The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares entitled to vote at the meeting registered in the name of each stockholder; provided that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 2.10       Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix, as the record date for stockholders entitled to notice of such adjourned meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions of this Section 2.10.

Section 2.11       Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 2.09 or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.

Section 2.12       Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairman or by a Co-Chairman of the Board of Directors, if there shall be one, or in the absence of the Chairman or both Co-Chairmen, or there shall not be a Chairman or Co-Chairmen of the Board of Directors, the President. The Board of Directors shall have the authority to appoint a temporary chairman to serve at any meeting of the stockholders if the Chairman or both Co-Chairmen of the Board of Directors or the President is unable to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by stockholders.

Section 2.13       Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or either Co-Chairman of the Board of Directors or the President shall appoint one (1) or more inspectors to act at the meeting and make a written report thereof. One (1) or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one (1) or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 2.14       Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.15) may be transacted at an Annual Meeting of Stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting of Stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting of Stockholders by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting of Stockholders and (ii) who complies with the notice procedures set forth in this Section 2.14.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of Stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting of Stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders, a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting of Stockholders, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the Corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting of Stockholders to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting of Stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an Annual Meeting of Stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting of Stockholders and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting of Stockholders.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting of Stockholders in accordance with the procedures set forth in this Section 2.14; provided, however, that, once business has been properly brought before the Annual Meeting of Stockholders in accordance with such procedures, nothing in this Section 2.14 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting of Stockholders determines that business was not properly brought before the Annual Meeting of Stockholders in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 2.15       Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation, including, without limitation, with respect to the right of holders of preferred stock of the Corporation or certain other stockholders of the Corporation to nominate a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual or Special Meeting of Stockholders, (ii) who complies with the notice procedures set forth in this Section 2.15 and (iii) who complies with the requirements of Rule 14a-19 promulgated under the Exchange Act.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting of Stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting of Stockholders was mailed or public disclosure of the date of the Special Meeting of Stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting of Stockholders or a Special Meeting of Stockholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iv) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD (Fair Disclosure), code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting of Stockholders or Special Meeting of Stockholders to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must include all other information required by Rule 14a-19 under the Exchange Act and must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy statement relating to the Annual or Special Meeting of Stockholders, as applicable, and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require, including such information as may be necessary or appropriate to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

A stockholder providing notice of any nomination proposed to be made at an Annual or Special Meeting of Stockholders shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual or Special Meeting of Stockholders, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual or Special Meeting of Stockholders and (ii) to provide evidence that the stockholder providing notice of any nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with such Annual or Special Meeting of Stockholders.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.15. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures or that the solicitation in support of the nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

For as long as Paulson Advisers LLC, a Delaware limited liability company, for itself and any affiliate funds managed by it which now or hereafter come to hold shares of Common Stock (the “Investor”) and its affiliates beneficially own at least ten percent (10%) of the issued and outstanding shares of Common Stock, the Investor shall not be subject to the notice procedures set forth in this Section 2.15 with respect to any Investor Designee (as defined in the Certificate of Incorporation).

ARTICLE III

DIRECTORS

Section 3.01       Number and Election of Directors. Unless otherwise required by the Certificate of Incorporation, the Board of Directors shall consist of not less than one (1) nor more than fifteen (15) members, each of whom shall be a natural person, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 3.02, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.02       Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board of Directors or such committee or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

Section 3.03       Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL, the Certificate of Incorporation, these Bylaws or required by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.

Section 3.04       Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman or either Co-Chairman of the Board of Directors, if there be one, the President, or a majority of the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or a majority of the directors serving on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.05       Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman or either Co-Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman of such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 3.06       Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman or either Co-Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Except as otherwise required by the Certificate of Incorporation, applicable law and subject to the right of holders of preferred stock of the Corporation or certain other stockholders of the Corporation to nominate a specified number of directors in certain circumstances, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Subject to the right of certain stockholders of the Corporation to designate one or more members of specific committees of the Corporation, any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 3.07       Quorum. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum is not present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.08       Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to it becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 3.09       Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.

Section 3.10       Committees. The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend, or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of these Bylaws shall be controlling. As long as the Investor, together with its affiliates, beneficially own greater than twenty percent (20%) of all of the issued and outstanding Common Stock, the Corporation shall not, without the prior written approval of a majority of the directors of the Corporation and such majority must include (x) John Paulson, for so long as he is then serving on the Board of Directors and (y) if John Paulson is not then serving as a director on the Board of Directors, then at least one Investor Designee then serving on the Board of Directors, amend the charter of any committee, or delegate the functions and responsibilities of any committee, to any other committee or subcommittee of the Board of Directors in a manner that would materially and adversely affect the rights of the Investor; provided that nothing herein shall, or shall be construed to, limit or restrict the ability of the Corporation or the Board of Directors to take any such action to comply with any applicable law, or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Corporation shall not, without the prior written consent of the Investor, adopt, amend, waive, interpret or apply any policy, guideline, standard or requirement (including a corporate governance guideline, director qualification standard, independence policy committee eligibility requirement or similar provision) in a manner that would adversely affect the eligibility, nomination, appointment, service or continued service of any then-serving Investor Designee or proposed Replacement Designee (as defined in the Certificate of Incorporation) relative to other non-management directors of the Corporation. To the extent that there is any inconsistency between such resolution and the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee Charter will control.

Section 3.11       Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating a committee, such committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 3.10, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 3.12       Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

ARTICLE IV

EMERGENCY BYLAW PROVISIONS

Section 4.01       Emergency Provisions. Notwithstanding any different or conflicting provisions in the Certificate of Incorporation, these Bylaws or the DGCL, the provisions of this Article IV shall be operative only during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board of Directors or the stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, and a declaration of a national emergency by the United States government, or other similar emergency condition, and any other event or condition that constitutes an emergency under the DGCL, irrespective of whether a quorum of the Board of Directors or a standing committee of the Board of Directors can readily be convened for action.

Section 4.02       Emergency Powers. During any emergency, the Board of Directors (or, if a quorum cannot be readily convened for a meeting, a majority of the directors present) may, to the greatest extent permitted by Section 110 of the DGCL, take any action that it determines to be practical and necessary for the circumstances of such emergency, including the adoption of additional emergency bylaws.

Section 4.03       Meetings of the Board of Directors and Committees. A meeting of the Board of Directors, or a committee thereof, may be called at any time during an emergency by any officer or any director. The officer or director calling such meeting shall use reasonable efforts to give notice of any such meeting at least eight (8) hours prior to the time set for such meeting, unless such emergency requires a shorter notice period, but such notice need be given only to such of the directors as it may be reasonably practicable to reach at the time and by such means as may be reasonably available at the time, including publication, telephone, electronic communications or radio.

Section 4.04       Quorum; Manner of Acting. During an emergency, such number of directors (or a sole director) present, in person or by telephonic or electronic or remote communications, at any meeting of the Board of Directors or committee thereof shall constitute a quorum for such meeting. The vote of a majority of the directors present at any such meeting shall be the act of the Board of Directors or such committee, as applicable, notwithstanding any provision of the DGCL, the Certificate of Incorporation or these Bylaws to the contrary. If, during an emergency, the directors present at a meeting are fewer than the number required for a quorum as described in the first sentence of this Section 4.04, the officers of the Corporation or other persons present who have been designated on a list approved by the Board of Directors before such emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or, in the absence of such a resolution, the officers of the Corporation who are present, in order of rank and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed directors for such meeting.

Section 4.05       Officers’ Succession. The Board of Directors, either before or during an emergency, may provide, and from time to time modify, lines of succession in the event that during an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties. During any emergency, the directors present and voting may appoint such officers as shall be approved by a majority of such directors.

Section 4.06       Change of Office. The Board of Directors, either before or during an emergency, may, effective in the emergency, change the location of the Corporation’s head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

Section 4.07       Liability. No officer, director, or employee acting in accordance with any emergency bylaw provisions or emergency provisions of the DGCL shall be liable except for willful misconduct. No person shall be liable, and no meeting of stockholders shall be postponed or voided, for the failure to make a stock list available pursuant to Section 219 of the DGCL if it was not practicable to allow inspection during any emergency.

Section 4.08       Other Actions. During any emergency, the Board of Directors (or, if a quorum cannot be readily convened for a meeting, a majority of the directors present) may: (i) take any action that it determines to be practical and necessary to address the circumstances of such emergency condition with respect to a meeting of the stockholders, including, but not limited to, (A) to postpone any meeting of stockholders to a later time or date (with the record date for determining the stockholders entitled to notice of, and to vote at, such meeting applying to the postponed meeting irrespective of Section 213 of the DGCL), or make a change to hold the meeting solely by means of remote communication, and (B) to notify stockholders of any postponement or change of place of meeting or a change to hold the meeting solely by means of remote communication solely by a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) with respect to any dividend that has been declared and as to which the record date has not occurred, change the record date or payment date or both to a later date or dates. The payment date as so changed may not be more than sixty (60) days after the record date as so changed. Notice of the change must be given to stockholders as promptly as practicable, which notice may be given solely by a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Section 4.09       Termination; Amendment. To the extent not inconsistent with the provisions of this Article IV, these Bylaws shall remain in effect during any emergency, and upon its termination the foregoing emergency bylaw provisions shall cease to be operative. All emergency bylaw provisions may be terminated at any time by the consent or direction of a majority of a quorum of the Board of Directors and may be amended from time to time during the pendency of any emergency by a majority of the directors present and voting in favor of such amendment. Any repeal or modification of any of the provisions of this Article IV or the emergency provisions of the DGCL shall not adversely affect any right or protection under Section 4.07 in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE V

OFFICERS

Section 5.01       General. The officers of the Corporation shall be elected by resolution or consent of the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors shall choose a Chairman or Co-Chairmen of the Board of Directors (who must be a director), which Co-Chairmen shall initially be John Paulson and Thomas Kaplan, and may elect one (1) or more Vice Presidents (which shall constitute an officer only if expressly designated as such by the Board of Directors), Assistant Secretaries, Assistant Treasurers and other officers. Notwithstanding anything in this ARTICLE V, for so long as John Paulson serves as a director on the Board of Directors, the Board of Directors shall maintain and shall not remove, without the prior written consent of the Investor, John Paulson as Co-Chairman. In the event of John Paulson’s death, disability, resignation, removal or other cessation of services as a director on the Board of Directors, John Paulson shall concurrently be removed as Co-Chairman, and for so long as the Investor has the right to designate an Investor Designee, the Investor shall have the right to nominate a replacement Co-Chairman pursuant to the procedures set forth in Article XI of the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman or Co-Chairmen of the Board of Directors, need such officers be directors of the Corporation.

Section 5.02       Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.03       Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President that has been designated as an officer or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 5.04       Chairman or Co-Chairmen of the Board of Directors. The Chairman or either Co-Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. During the absence or disability of the President, the Chairman or either Co-Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman or either Co-Chairman of the Board of Directors shall perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 5.05       President. The President shall, subject to the oversight and control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman or both Co-Chairmen of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, if the President is also a director, the Board of Directors. If the Board of Directors shall so designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 5.06       Vice Presidents. A Vice President shall constitute an officer of the Corporation only if expressly designated as such by the Board of Directors. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman or Co-Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. If there be no Chairman or Co-Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.07       Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or Co-Chairmen of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 5.08       Treasurer. The Treasurer shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 5.09       Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President designated as an officer, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 5.10       Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President designated as an officer, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 5.11       Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE VI

STOCK

Section 6.01       Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares.

Section 6.02       Signatures. Any or all of the signatures on a certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.03       Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.04       Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares of stock or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares of stock in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.05       Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.06       Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 6.07       Transfer and Registry Agents. The Corporation may from time to time maintain one (1) or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VII

NOTICES

Section 7.01       Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given in writing directed to such director’s, committee member’s or stockholder’s mailing address (or by electronic transmission directed to such director’s, committee member’s or stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (a) if mailed, when the notice is deposited in the United States mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address or (c) if given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless such director, committee member or stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited under applicable law, the Certificate of Incorporation or these Bylaws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first sentence of this Section 7.01 without obtaining the consent required by the second sentence of this Section 7.01. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Any document enclosed with, annexed to, or appended to a notice shall be deemed part of such notice for purposes of determining whether notice was duly given.

Section 7.02       Waivers of Notice. Whenever any notice is required, by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01       Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.08 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 8.02       Disbursements. Subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, all checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.03       Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.04       Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile or other electronic means thereof to be impressed or affixed or reproduced or otherwise.

Section 8.05       Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definition in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular number.

ARTICLE IX

INDEMNIFICATION

Section 9.01       Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 9.02       Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.03       Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01 or Section 9.02, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 9.04       Good Faith Defined. For purposes of any determination under Section 9.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 9.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.01 or Section 9.02, as the case may be.

Section 9.05       Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 9.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.01 or Section 9.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01 or Section 9.02, as the case may be. Neither a contrary determination in the specific case under Section 9.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 9.06       Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 9.07       Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 9.01 and Section 9.02 shall be made to the fullest extent permitted by law. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.01 or Section 9.02 but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.

Section 9.08       Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX. For purposes of this Section 9.08, insurance shall include, without limitation, any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company in accordance with the requirements of Section 145(g) of the DGCL.

Section 9.09       Certain Definitions. For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “officer” shall mean only a person who, at the time of an act or omission as to which indemnification is sought, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL or is otherwise expressly designated as an “officer” of the Corporation by the Board of Directors. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 9.10       Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.11       Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.05), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 9.12       Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

ARTICLE X

AMENDMENTS

Section 10.01    Amendments. Subject to the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of a meeting of the stockholders or Board of Directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new Bylaws. All such alterations, amendments, repeals or adoptions of new Bylaws must be approved by either the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding capital stock entitled to vote thereon or by the affirmative vote of at least a majority of the entire Board of Directors then in office; provided, however, that as long as the Investor, together with its affiliates, beneficially own greater than twenty percent (20%) of all of the issued and outstanding Common Stock, the Corporation shall not, without the prior written approval of a majority of the directors of the Corporation and such majority must include (x) John Paulson, for so long as he is then serving on the Board of Directors and (y) if John Paulson is not then serving as a director on the Board of Directors, then at least one Investor Designee then serving on the Board of Directors, amend, alter or repeal any provision of these Bylaws in any manner that would materially and adversely affect the rights, preferences, privileges or powers of the Investor. For the avoidance of doubt, the foregoing shall not limit the stockholders’ rights to amend the Bylaws in accordance with applicable law, or the rules or regulations of the SEC or the Applicable Securities Exchange (each as defined in the Certificate of Incorporation). Any amendment to these Bylaws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Section 10.02    Entire Board of Directors. As used in this Article X and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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Adopted as of: _____________________

Last Amended as of: ________________

Exhibit C

New NovaGold Charter

Exhibit C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NOVAGOLD CORPORATION

NovaGold Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

First:                    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 21, 2026, under the name NovaGold Corporation.

Second:               This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been duly adopted by the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as it now exists or hereafter may be amended, the “DGCL”).

Third:                   The text of the original Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is NovaGold Corporation.

ARTICLE II

The address of the registered office of the Corporation is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801. The name of its registered agent at that address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

Section 4.1          Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is 3,010,000,000 of which the Corporation shall have authority to issue 3,000,000,000 shares of Common Stock, each having a par value of $0.001 (“Common Stock”), and 10,000,000 shares of Preferred Stock, each having a par value of $0.001 (“Preferred Stock”). The class of Common Stock shall be subdivided into two series consisting of 2,500,000,000 shares designated as Voting Common Stock, each having a par value of $0.001 (“Voting Common Stock”), and 500,000,000 shares designated as Non-Voting Common Stock, each having a par value of $0.001 (“Non-Voting Common Stock”). For the avoidance of doubt, the Voting Common Stock and the Non-Voting Common Stock are separate series within the class of Common Stock, and not separate classes of stock.

Section 4.2          Voting Common Stock and Non-Voting Common Stock.

(a)         Voting Rights.

(i)     Voting Common Stock. Each holder of Voting Common Stock, as such, shall be entitled to one vote for each share of Voting Common Stock held of record by such holder in the election of directors and on all matters on which stockholders generally are entitled to vote.

(ii)     Non-Voting Common Stock. Holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter and shall not have the right to participate in any meeting of stockholders or to have notice thereat, except as otherwise required by law.

(b)         Dividends, Other Distributions and Liquidation.

(i)     Subject to the rights of the holders of any series of Preferred Stock, holders of Voting Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared by the board of directors of the Corporation (the “Board of Directors”) on the Voting Common Stock from time to time out of assets or funds of the Corporation legally available therefor, subject to Section 4.2(b)(ii). Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Voting Common Stock, subject to Section 4.2(b)(ii).

(ii)     Except as provided in Section 4.2(a), this Section 4.2(b)(ii), Section 4.2(c) and Section 4.2(d), Non-Voting Common Stock shall in all respects and for all purposes carry the same rights, preferences and privileges as Voting Common Stock (including in respect of dividends or other distributions declared on the Voting Common Stock and in respect of distributions to the Voting Common Stock upon any dissolution, liquidation or winding up of the Corporation) and shall be treated the same as Voting Common Stock (including in any merger, consolidation, reclassification, share exchange or other similar transaction or series of transactions); provided that if the Corporation shall in any manner split, reclassify, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of such other class of stock shall likewise be split, subdivided or combined at the same time, in the same manner proportionately and on the same basis per share; provided, further, that no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of stock shall receive such stock dividend in shares of like stock. Subject to the rights of the holders of any series of Preferred Stock and as otherwise provided in this Section 4.2(b), holders of shares of Voting Common Stock and Non-Voting Common Stock shall be entitled to receive such dividends and other distributions in cash, stock, other securities or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

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(c)         Conversion of Non-Voting Common Stock.

(i)     Each share of Non-Voting Common Stock shall remain Non-Voting Common Stock for as long as it (A) is owned or controlled by Paulson Advisers LLC, a Delaware limited liability company, for itself and any affiliate funds managed by it which now or hereafter come to hold shares of the Corporation (the “Investor”) or any of its affiliates or (B) is a “business holding” as defined in Section 4943(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) owned directly or indirectly by the Investor or any of its affiliates that is a “disqualified person” as defined in Section 4946(a)(1) of the Code and Treasury Regulation Section 53.4946-1(a) (a “Disqualified Person”); provided, however, that the Investor may convert any such share of Non-Voting Common Stock into an equal number of shares of Voting Common Stock (A) upon delivery of written notice, which notice may not to be delivered more than one (1) time in any six-month period, to the Corporation and the Corporation’s transfer agent specifying the number of shares of Non-Voting Common Stock to be converted (a “Conversion Notice”); provided that such conversion will not result in the Investor (when aggregated with (i) affiliates with whom the Investor is required to aggregate beneficial ownership for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) and (ii) any Disqualified Person for purposes of Section 4943(d)(1) of the Code) being a beneficial owner (for purposes of Section 13(d) of the Exchange Act), in excess of nineteen point ninety nine percent (19.99%) of the issued and outstanding Voting Common Stock (the “Voting Common Stock Ownership Limit”); or (B) automatically, without any further action on the part of the Investor, the transferee or the Corporation, upon the transfer to a third-party transferee unaffiliated with the Investor and any Disqualified Person (a “Convertible Transfer”).

(ii)    Upon receipt of a Conversion Notice pursuant to Section 4.2(c)(i)(A), the Corporation’s transfer agent shall update the Direct Registration System (“DRS”) records to reflect the cancellation of the applicable shares of Non-Voting Common Stock and the issuance of the corresponding number of shares of Voting Common Stock, and shall provide the Investor with an updated DRS statement reflecting such conversion.

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(iii)    Following a Convertible Transfer pursuant to Section 4.2(c)(i)(B), the Investor (or the transferee, as applicable) shall deliver written instructions to the Corporation’s transfer agent, together with a representation that the transferee is not an affiliate of the Investor. Upon receipt of such instructions and representation, the Corporation’s transfer agent shall update the DRS records to reflect the cancellation of the applicable Non-Voting Common Stock and the issuance of the corresponding number of Voting Common Stock in the name of the transferee, and shall provide the Investor and the transferee, as applicable, with updated DRS statements reflecting such conversion and transfer.

(iv)    Upon a conversion pursuant to Section 4.2(c)(iii), each converted share of Non-Voting Common Stock shall be retired. The Corporation shall from time to time reserve for issuance out of its authorized but unissued shares of Voting Common Stock, or shall keep available (solely for the purposes of issuance upon conversion of shares of Non-Voting Common Stock) shares of Voting Common Stock held by the Corporation as treasury stock, the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted. The conversion of shares of Non-Voting Common Stock pursuant to this Section 4.2(c) shall be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection with such conversion.

(v)    All shares of Voting Common Stock issued upon conversion shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances (other than those arising under that certain Investor Rights Agreement, dated as of July 21, 2026, by and between the Corporation and the Investor (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Investor Rights Agreement”)).

(d)         Conversion of Voting Common Stock. If any event occurs which, if effective, would result in the Investor (when aggregated with (i) affiliates with whom the Investor is required to aggregate beneficial ownership for purposes of Section 13(d) of the Exchange Act and (ii) any Disqualified Person for purposes of Section 4943(d)(1) of the Code) beneficially owning shares of Voting Common Stock in excess of the Voting Common Stock Ownership Limit (an “Event”), then the shares of Voting Common Stock held by the Investor (when aggregated with (i) affiliates with whom the Investor is required to aggregate beneficial ownership for purposes of Section 13(d) of the Exchange Act and (ii) any Disqualified Person for purposes of Section 4943(d)(1) of the Code) in excess of the Voting Common Stock Ownership Limit shall be automatically converted into shares of Non-Voting Common Stock on a one-for-one basis (such automatic conversion, an “Ownership Limit Conversion”). Such Ownership Limit Conversion shall be deemed effective as of the close of business on the day prior to the Event. For purposes of determining which shares beneficially owned by the Investor are converted in an Ownership Limit Conversion, (i) the shares of Voting Common Stock subject to an Ownership Limit Conversion shall be deemed as held pro rata among the Investor and each of its affiliates in proportion to their respective holdings of shares of Voting Common Stock immediately prior to such Ownership Limit Conversion, and (ii) the most recently acquired shares of Voting Common Stock held by such holder shall be deemed to convert first. The Investor shall be sent written notice of such Ownership Limit Conversion. All rights with respect to the shares of Voting Common Stock converted pursuant to this Section 4.2(d), including the rights, if any, to receive notices and vote, will terminate at the time of the Ownership Limit Conversion. Shares of Voting Common Stock converted pursuant to this Section 4.2(d) shall return to the status of authorized but unissued shares of Voting Common Stock and, for so long as the shares of Non-Voting Common Stock issued upon conversion of such shares of Voting Common Stock remain outstanding, an equal number of Voting Common Stock shall automatically be reserved for issuance in connection with a conversion of Non-Voting Common Stock to Voting Common Stock pursuant to Section 4.2(c).

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Section 4.3          Preferred Stock. Subject to ARTICLE XII, the Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

ARTICLE V

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)        The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) members, each of whom shall be a natural person, the exact number of which shall initially be fixed by the Sole Incorporator and thereafter from time to time by the Board of Directors; provided, however, that, for so long as the Investor, together with its affiliates, beneficially owns at least ten percent (10%) of the issued and outstanding shares of Common Stock, (i) the Board of Directors shall be set at eleven (11) directors and may not exceed eleven (11) directors without the prior written consent of the Investor and (ii) any reduction in the number of directors shall not reduce the number of Investor Designees (as defined below), nor reduce the total number of members below eleven (11). Election of directors need not be by written ballot unless the bylaws of the Corporation (the “Bylaws”) so provide.

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(c)       The directors shall have concurrent power with the stockholders to adopt, amend or repeal the Bylaws subject to the provisions set forth in ARTICLE XII.

(d)       Unless otherwise required by law or this Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof resulting from the death, disability, resignation or removal of a director, or from an increase in the number of directors constituting the Board of Directors or such committee or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, subject to the rights of the Investor as set forth in ARTICLE XII.

(e)        No director or Officer (as defined below) shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability of: (i) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or Officer for any transaction from which the director or Officer derived an improper personal benefit; or (v) an Officer in any action by or in the right of the Corporation. Any amendment, repeal or elimination of this ARTICLE V shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors or Officers, then the liability of a director or Officer, as applicable, shall be eliminated or limited to the fullest extent authorized by the DGCL, as amended. All references in this ARTICLE V and ARTICLE VI to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

(f)         In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and the Bylaws; provided, however, that no Bylaws hereafter adopted, amended or repealed by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been so adopted, amended or repealed.

ARTICLE VI

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or the heirs, executors or administrators of such a person) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this ARTICLE VI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this ARTICLE VI.

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The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this ARTICLE VI to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any right to indemnification or to advancement of expenses arising under this ARTICLE VI shall not be eliminated or impaired by an amendment to, or repeal or elimination of, this ARTICLE VI after the occurrence of the act or omission that is the subject of any proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE VIII

Any action required or permitted to be taken at any meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, subject to the provisions set forth in ARTICLE XII; provided, however, that, for so long as the Investor, together with its affiliates, beneficially owns at least ten percent (10%) of the issued and outstanding shares of Common Stock, the Board of Directors shall not, directly or indirectly, adopt, amend, restate, waive or otherwise modify any provision of this Certificate of Incorporation that is inconsistent with, or that would have the effect of frustrating, circumventing or nullifying, the governance provisions herein related to the Investor or inconsistent with ARTICLE V, ARTICLE VIII, this ARTICLE IX and ARTICLE X; provided, further, that the foregoing shall not restrict the ability of the Board of Directors to take any such action to the extent that applicable laws or the rules or regulations of NYSE, NYSE American or any other securities exchange on which shares of the Corporation are then listed (the “Applicable Securities Exchange”) requires such action (based on the advice of outside counsel), and the Corporation shall use reasonable best efforts to promptly provide the Investor with prior written notice of any such proposed action; provided, further, that notwithstanding any other provision of this Certificate of Incorporation (and in addition to any vote that may be required by law), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with ARTICLE V, ARTICLE VIII, this ARTICLE IX and ARTICLE X.

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ARTICLE X

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws, subject to the provisions set forth in ARTICLE XII. The Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding capital stock entitled to vote thereon.

ARTICLE XI

The Investor shall be entitled to designate nominees for election or appointment to the Board of Directors (each, an “Investor Designee”) as follows:

(a)         as long as the Investor, together with its affiliates, beneficially owns more than fifteen percent (15%) of all of the outstanding and issued shares of Common Stock, two (2) Investor Designees;

(b)         as long as the Investor, together with its affiliates, beneficially owns between ten percent (10%) and fifteen percent (15%) of all of the outstanding and issued shares of Common Stock, one (1) Investor Designee; and

(c)         if at any time, the Investor, together with its affiliates, ceases to beneficially own at least ten percent (10%) of all of the outstanding and issued shares of Common Stock, then the Investor shall no longer be entitled to designate any Investor Designee.

In the event that the Investor’s beneficial ownership falls below any ownership threshold specified in this ARTICLE XI, the Investor’s right to designate the number of Investor Designees associated with such threshold shall automatically and permanently terminate and shall not be reinstated by any subsequent increase in the Investor’s beneficial ownership. Notwithstanding the foregoing, the Investor may (in its absolute and sole discretion) at any time upon written notice, permanently and irrevocably waive its rights to appoint or designate one or more Investor Designees.

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Notwithstanding anything in this ARTICLE XI, for so long as John Paulson serves as a director on the Board of Directors, the Board of Directors shall maintain and shall not remove, without the prior written consent of the Investor, John Paulson as (i) Co-Chair, or (ii) for so long as he remains a director who qualifies, as of the date of such director’s election or appointment to the Board of Directors (or any committee) and as of any other date on which the determination is being made, as an “independent director” under the applicable rules of any Applicable Securities Exchange (an “Independent Director”), a member of the Nominating and Governance Committee. In the event of John Paulson’s death, disability, resignation, removal or other cessation of services as a director on the Board of Directors, John Paulson shall concurrently be removed as Co-Chair, and for so long as the Investor has the right pursuant to this ARTICLE XI to designate an Investor Designee, the Investor shall have the right to nominate a replacement Co-Chair pursuant to the procedures set forth in this ARTICLE XI.

For so long as the Investor has the right pursuant to this ARTICLE XI to designate one or more Investor Designees to the Board of Directors, if any Investor Designee ceases to serve on the Board of Directors for any reason, including death, disability, resignation, refusal to stand for election, removal or failure to be elected, the Investor shall have the right to designate a replacement director (a “Replacement Designee”) to fill the resulting vacancy. Any Replacement Designee appointed to the Board of Directors pursuant to this ARTICLE XI shall be deemed an Investor Designee for all purposes of this Certificate of Incorporation and shall be appointed to the same committees on which the replaced Investor Designee served.

The Investor acknowledges, as a condition to any Replacement Designee’s appointment to the Board of Directors, such individual shall have provided to the Corporation: (i) any consent and information the Corporation reasonably requests in connection with such appointment, including completion of the Corporation’s standard forms, D&O questionnaires and other customary onboarding and/or nomination documentation provided to all non-management directors, and an executed consent to be named as a nominee in the Corporation’s proxy statement and to serve as a director if so elected for the full term for which such individual is elected at any meeting of the stockholders, in each case, as provided by the Corporation, (ii) information requested by the Corporation that is required to be disclosed in a proxy statement or other public filing under any applicable law or the rules or regulations of the SEC or the Applicable Securities Exchange, or as may be requested or required by (w) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or entity, domestic or foreign; (x) any stock exchange, including the TSX, the NYSE or the NYSE American, or other applicable stock exchange; (y) any subdivision, agent, commission, board or authority of any of the foregoing; or (z) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing (“Governmental Entity”), having jurisdiction over the Corporation, (iii) information reasonably requested by the Corporation in connection with assessing eligibility, independence and other criteria applicable to all non-management directors or satisfying compliance and legal obligations, and (iv) the execution of any one or more documents required by the Corporation of all non-management directors of the Corporation to assure compliance with this ARTICLE XI and any written consent reasonably requested by the Corporation for the conduct of the Corporation’s vetting procedures applicable to all non-management directors of the Corporation, including such information as is necessary or appropriate for the Corporation or its agents to perform a background check in the manner performed for all non-management directors of the Corporation, including any one or more executed consents to such background check. For the avoidance of doubt, the nomination, review, approval and appointment procedures applicable to any Replacement Designee shall be no less favorable, in the aggregate, than those applicable to all other non-management director nominees.

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Any objection by the Nominating and Governance Committee regarding the approval of a proposed Replacement Designee must be in writing and specify in reasonable detail the objective basis for the rejection. The Nominating and Governance Committee shall use reasonable best efforts to approve or reject a proposed Replacement Designee reasonably promptly, and in any event within forty-five (45) days; provided, however, that such forty-five (45)-day period shall not commence to run unless and until the Nominating and Governance Committee has received both (x) all information reasonably requested under this ARTICLE XI and (y) a written confirmation, duly executed by an authorized officer of the Investor, that the Investor has determined in good faith that the proposed Replacement Designee satisfies, in all material respects, each of the eligibility requirements set forth in this ARTICLE XI. Upon approval of any such Replacement Designee, the Board of Directors shall take all necessary corporate action to promptly appoint the Replacement Designee to the Board of Directors to serve the remainder of the term of the Investor Designee being replaced, and the Corporation shall include such Replacement Designee in its slate of nominees, after which such Replacement Designee shall be an Investor Designee for all purposes hereunder, including, without limitation, this ARTICLE XI. In the event the Nominating and Governance Committee rejects a proposed Replacement Designee in accordance with this ARTICLE XI the Investor shall be entitled to propose one or more additional Replacement Designees, and the process described in this ARTICLE XI shall repeat until a Replacement Designee is approved. Prior to the earlier to occur of any of the following: (A) an Investor Designee or a Replacement Designee ceases to serve on the Board, other than as a result of voluntary resignation, and the Nominating and Governance Committee fails to approve a proposed Replacement Designee within forty-five (45) days in accordance with this ARTICLE XI or (B) John Paulson ceases to serve on the Nominating and Governance Committee, other than as a result of voluntary resignation, and (x) to the extent an Investor Designee who satisfies the applicable independence requirements then sits on the Board, the Board fails to appoint such Investor Designee to the Nominating and Governance Committee, or (y) if no such Investor Designee then sits on the Board, the Investor has proposed a Replacement Designee and the Nominating and Governance Committee fails to approve such proposed Replacement Designee, in each case of the foregoing clauses (x) and (y), within forty-five (45) days in accordance with this ARTICLE XI, the Corporation shall, if requested by the Investor, promptly appoint the most recent proposed Replacement Designee that satisfies the eligibility requirements of clauses (i) through (iv) above, as a non-voting observer to the Board of Directors with access rights consistent with those afforded to directors, subject to exclusions necessary (x) to preserve attorney-client, work product or other similar privileges, (y) in the Corporation’s reasonable determination that such access rights could be expected to comprise material non-public technical information, sensitive proprietary technical information, trade secrets or confidential information of the Corporation or highly competitive or sensitive information regarding any person that is, or whose subsidiaries are, primarily engaged in the exploration, development, operation or production of gold or precious metals or that is engaged, or that has publicly announced plans to engage (or that the Investor knows has plans to engage), in the acquisition, development or operation of mineral properties or mining projects that are competitive with any mineral property or mining project of the Corporation or its subsidiaries, or a conflict of interest (including with respect to any action to be taken, or any determination to be made, by the Board of Directors regarding any transaction, agreement or dispute with the Investor or any of its affiliates) or (z) as required by law or the rules or regulations of the SEC or the Applicable Securities Exchange.

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The Corporation shall not, without the prior written consent of the Investor, adopt, amend, waive, interpret or apply any policy, guideline, standard or requirement (including a corporate governance guideline, director qualification standard, independence policy committee eligibility requirement or similar provision) in a manner that would adversely affect the eligibility, nomination, appointment, service or continued service of any then-serving Investor Designee or proposed Replacement Designee relative to other non-management directors of the Corporation.

ARTICLE XII

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, as long as the Investor, together with its affiliates, beneficially own greater than twenty percent (20%) of all of the issued and outstanding shares of Common Stock, the Corporation shall not, without the prior written approval of a majority of the directors of the Corporation and such majority must include (i) John Paulson, for so long as he is then serving on the Board of Directors and (ii) if John Paulson is not then serving as a director on the Board of Directors, then at least one Investor Designee then serving on the Board of Directors:

(a)         enter into any transaction, or series of related transactions effecting any (A) acquisition (whether by merger or otherwise) by the Corporation or its subsidiaries of any capital stock, ownership interest or equity interests of any person (or group of related persons), or any acquisition by the Corporation or any of its subsidiaries by any other manner of business, properties or assets of any person (or group of related persons), or (B) disposition (whether by merger or otherwise) of assets of the Corporation or its subsidiaries or the shares or other capital stock, ownership interest or equity interest of any subsidiary of the Corporation to any person (or group of related persons), in each case, where the amount of consideration for such transaction individually exceeds ten percent (10%) of the market capitalization of the Corporation;

(b)         amend, alter or repeal any provision of this Certificate of Incorporation or the Bylaws in any manner that would materially and adversely affect the rights, preferences, privileges or powers of the Investor (for the avoidance of doubt, the foregoing shall not limit the stockholders’ rights to amend the Bylaws in accordance with applicable law or the rules or regulations of the SEC or the Applicable Securities Exchange);

(c)         amend the charter of any committee, or delegate the functions and responsibilities of any committee, to any other committee or sub-committee of the Board of Directors in a manner that would materially and adversely affect the rights of the Investor; provided that nothing herein shall, or shall be construed to, limit or restrict the ability of the Corporation or the Board of Directors to take any such action to comply with any applicable law or the rules or regulations of the SEC or the Applicable Securities Exchange;

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(d)         subject to applicable law or the rules or regulations of the SEC or the Applicable Securities Exchange, submit any filing of a petition or application by the Corporation relating to bankruptcy, insolvency or similar proceeding;

(e)         file any material tax returns or other material tax forms;

(f)          enter into any transaction, or series of related transactions, between the Corporation on the one hand, and any affiliate of the Corporation on the other hand (other than the Investor), having an aggregate value in excess of one hundred twenty thousand dollars ($120,000);

(g)         (i) incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money; (ii) issue or sell any debt securities, or issue or sell any shares of capital stock or other equity securities (excluding Excluded Securities (as defined in the Investor Rights Agreement) issued in accordance with Section 3.2 of the Investor Rights Agreement) of the Corporation; or (iii) grant, issue or enter into any options, warrants, calls or other rights or commitments to acquire any such debt securities or equity securities (excluding Excluded Securities issued in accordance with Section 3.2 of the Investor Rights Agreement) of the Corporation; in each case of clauses (i) through (iii), individually or in the aggregate, in an amount greater than one hundred million dollars ($100,000,000); or

(h)         authorize, approve, agree or commit (whether or not subject to conditions) to do any of the foregoing.

ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (each, as in effect from time to time), (iv) action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware, or (v) other action asserting an internal corporate claim, as defined in Section 115 of the DGCL; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XIII. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this ARTICLE XIII with respect to any current or future actions or claims.

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ARTICLE XIV

To the extent permitted by law, the Corporation renounces any expectancy that a Covered Person offer the Corporation an opportunity to participate in a Specified Opportunity and waives any claim that the Specified Opportunity constitutes a corporate opportunity that should have been presented by the Covered Person to the Corporation; provided, however, that the Covered Person acts in good faith. A “Covered Person” is any director who is not employed by the Corporation or its subsidiaries. A “Specified Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any Covered Persons, unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE XV

The Corporation hereby expressly elects that it shall not be governed by, or otherwise subject to, Section 203 of the DGCL.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf as of this [●] day of [●], 2026.

Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]

Exhibit D

New NovaGold Compensation Committee Charter

Exhibit D

NovaGold Corporation

CHARTER OF THE COMPENSATION COMMITTEE

Adopted as of [●], 2026

I.               PURPOSE OF THE COMMITTEE

The purposes of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NovaGold Corporation (the “Company”) shall be: (i) to oversee the Company’s compensation and employee benefit plans and practices, including its executive and director compensation plans and its incentive-compensation and equity-based plans; and (ii) to perform such further functions as may be consistent with this Charter or assigned by applicable law, the Company’s amended and restated certificate of incorporation (as may be amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Investor Rights Agreement (as defined therein), the “Certificate of Incorporation”) or amended and restated bylaws (as may be amended, modified or supplemented from time to time in accordance with their terms and the Investor Rights Agreement, the “Bylaws”) or by the Board. “Executive Officers” refer to officers as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

II.             COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more independent directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of applicable law and the New York Stock Exchange and any additional requirements that the Board deems appropriate. Each member of the Committee also shall qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The chairperson of the Committee shall be designated by the Board; provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.           MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary; provided that any member of management in attendance may not be present during any portion of a Committee meeting in which deliberation or any vote regarding management’s compensation occurs.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate. Committee actions may be taken by unanimous written consent.

IV.           DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.    Executive and Director Compensation

The Committee shall have the following duties and responsibilities with respect to the Company’s executive compensation plans:

(a)            Review at least annually and approve the goals and objectives of the Company’s compensation plans.

(b)           Review the Company’s executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt, or recommend that the Board adopt, new, or amend existing, executive compensation plans.

(c)            Evaluate the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans, and, either as a Committee or together with the Board, determine and approve the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall consider any factors as it determines relevant. The Committee may discuss the Chief Executive Officer’s compensation with the Board if it chooses to do so.

(d)           Evaluate the performance of the other Executive Officers of the Company in light of the goals and objectives of the Company’s executive compensation plans, and, either as a Committee or together with the Board, determine and approve the compensation of such other Executive Officers. To the extent that long-term incentive compensation is a component of such Executive Officer’s compensation, the Committee shall consider all relevant factors in determining the appropriate level of such compensation, including the factors applicable with respect to the Chief Executive Officer.

(e)            Review and consider the results of any advisory vote on executive compensation required by Section 14A of the Securities Exchange Act of 1934 (including any ‘say-on-pay’ and ‘say-on-frequency’ votes) and make recommendations to the Board regarding the Company’s response to such votes, including the frequency of advisory votes on executive compensation.

(f)             Evaluate and recommend to the Board the form and amount of compensation for Board and committee service by non-employee directors.

(g)            Review and approve any employment, severance or termination arrangements to be made with any Executive Officer of the Company.

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(h)            Perform such duties and responsibilities as may be assigned or delegated to the Board or the Committee under the terms of any executive compensation plan.

(i)             Review perquisites or other personal benefits provided to the Company’s Executive Officers and directors and recommend any changes to the Board.

(j)             To the extent the Committee determines it to be necessary or appropriate, recommend to the Board stock ownership guidelines for Executive Officers and non-employee directors and oversee compliance with such guidelines.

(k)            Review periodically and oversee strategies, policies and practices related to human capital management.

(l)             Review and approve, to the extent it deems necessary or as required by applicable law, the terms of any compensation “clawback” or similar policy or agreement between the Company and its Executive Officers or other employees for recovering incentive-based compensation.

(m)          Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) and the related executive compensation information required to be included in the Company’s proxy statement and annual report on Form 10-K and, based on such review and discussion, approve the CD&A and the related executive compensation information for inclusion in the applicable report in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

(n)           Produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement and annual report on Form 10-K in accordance with SEC rules and regulations.

(o)           Perform such further functions as may be consistent with this Charter or assigned by applicable law, the Certificate of Incorporation or Bylaws or by the Board.

B.    General Compensation and Employee Benefit Plans

The Committee shall have the following duties and responsibilities with respect to the Company’s general compensation and employee benefit plans, including incentive-compensation and equity-based plans:

(a)           Review the Company’s general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, in light of the goals and objectives of these plans, and amend, or recommend that the Board amend these plans if the Committee deems it appropriate.

(b)           Perform such duties and responsibilities as may be assigned or delegated to the Board or the Committee under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plan.

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(c)            Review and adopt or recommend the Board adopt and approve the Company’s equity-based plans or amendments to such plans, including all equity-based compensation plans or amendments submitted to the Company’s stockholders for approval.

(d)          Review compensation arrangements for the Company’s employees to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.

V.             ROLE OF CHIEF EXECUTIVE OFFICER

The Chief Executive Officer may make, and the Committee may consider, recommendations to the Committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, and its incentive-compensation and equity-based plans with respect to Executive Officers other than the Chief Executive Officer and the Company’s director compensation arrangements.

VI.           SUBCOMMITTEES; DELEGATION OF AUTHORITY

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole. Actions taken by any subcommittee shall be presented to the full Committee at the next Committee meeting.

VII.          EVALUATION OF THE COMMITTEE

The Committee shall, at least annually, and in coordination with the Nominating and Corporate Governance Committee of the Board, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate.

VIII.         INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other adviser retained by the Committee, the expense of which shall be borne by the Company. The Committee may select a compensation consultant, legal counsel or other adviser to the Committee only after taking into consideration all factors relevant to that adviser’s independence from management.

* * *

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Exhibit E

New NovaGold Nominating and Governance Committee Charter

Exhibit E

NovaGold Corporation

CHARTER OF THE NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE

Adopted as of [●], 2026

I.              PURPOSE OF THE COMMITTEE

The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of NovaGold Corporation (the “Company”) shall be: to (i) identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (ii) advise the Board with respect to the Board’s composition, procedures and committees; (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (iv) oversee the evaluation of the Board; and (v) perform such further functions as may be consistent with this Charter or assigned by applicable law, the Company’s amended and restated certificate of incorporation (as may be amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Investor Rights Agreement (as defined therein), the “Certificate of Incorporation”) or amended and restated bylaws (as may be amended, modified or supplemented from time to time in accordance with their terms and the Investor Rights Agreement, the “Bylaws”) or by the Board.

II.             COMPOSITION OF THE COMMITTEE

The Committee shall consist of three independent directors, as determined from time to time by the Board. For so long as Paulson Advisers LLC, a Delaware limited liability company (the “Investor”), continues to hold at least 10% of the issued and outstanding shares of Common Stock (as defined in the Certificate of Incorporation) (the “Minimum Ownership Condition”), the Committee shall include John Paulson and Thomas Kaplan; provided, however, that if Mr. Paulson ceases to be a director on the Committee for any reason, the Investor shall have the right to designate one nominee for election or appointment to the Board that satisfies the eligibility requirements outlined in ARTICLE XI of the Certificate of Incorporation to the Committee as a replacement (a “Replacement Designee”), in its sole discretion. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of applicable law and the New York Stock Exchange and any additional requirements that the Board deems appropriate.

For so long as the Investor continues to satisfy the Minimum Ownership Condition, either Mr. Paulson (or, if Mr. Paulson ceases to serve as a director of the Company or ceases to be eligible to serve on the Committee, the Replacement Designee then serving on the Committee) or Thomas Kaplan shall serve as the chairperson of the Committee. From and after the date that the Investor ceases to meet the Minimum Ownership Condition, the chairperson of the Committee shall be designated by the Board; provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board, and no member of the Committee shall be removed except by majority vote of the Board. For the avoidance of doubt, the Board shall maintain and shall not remove Mr. Paulson for so long as (i) the Investor continues to meet the Minimum Ownership Condition and (ii) he remains an Independent Director (as defined in the Certificate of Incorporation).

III.           MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less than twice annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate. Committee actions may be taken by unanimous written consent.

IV.           DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.    Board Candidates and Nominees

The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees, subject to any applicable provisions of the Certificate of Incorporation, the Bylaws or the Investor Rights Agreement:

(a)           Have primary responsibility for identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others.

(b)           Periodically review and recommend for approval by the Board criteria for membership on the Board and the skills and characteristics required of Board members.

(c)           Review the background and qualifications of individuals being considered as director candidates based on relevant information, including information provided in accordance with ARTICLE XI of the Certificate of Incorporation. Among the qualifications considered in the selection of candidates, the Committee shall look at the attributes and criteria of candidates described in the Company’s corporate governance guidelines (the “Corporate Governance Guidelines”). Candidates must (x) be reasonably acceptable to the Committee, acting reasonably and in good faith consistent with its fiduciary duties, (y) be qualified to serve as a member of the Board and the Committee under all applicable laws and rules of the SEC and the Applicable Securities Exchange (as defined in the Certificate of Incorporation) and (z) have complied with the Company’s policies and procedures applicable to all non-management directors.

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(d)           Recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time.

(e)            Review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including, but not limited to, an employment change, and recommend whether or not the director should be re-nominated.

(f)           The Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for Board candidates; and develop and periodically review the policies and procedures for considering stockholder nominees for election to the Board.

B.    Board Composition and Procedures

The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

(a)           Review annually with the Board the composition of the Board as a whole and recommend, if necessary, measures to be taken so that the Board (i) reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and (ii) has at least a majority of independent directors.

(b)           Review periodically the size of the Board and recommend to the Board any appropriate changes.

(c)            Make recommendations on the frequency and structure of Board meetings.

(d)           Make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted.

C.    Board Committees

The Committee shall have the following duties and responsibilities with respect to the committee structure of the Board:

(a)           Make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

(b)           Monitor the functioning of the committees of the Board and make recommendations for any changes, including the creation and elimination of committees.

(c)            Review annually committee assignments and any policy with respect to the rotation of committee memberships and/or chairpersonships, and report any recommendations to the Board.

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(d)           Recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D.    Corporate Governance

The Committee shall have the following duties and responsibilities with respect to corporate governance:

(a)            Develop and review, at least annually, the Corporate Governance Guidelines adopted by the Board, and recommend any desirable changes to the Board.

(b)           Consider any other corporate governance issues that arise from time to time, and develop appropriate recommendations for the Board.

(c)            Oversee the evaluation of the Board as a whole and evaluate and report to the Board on the performance and effectiveness of the Board and each of its committees; and establish procedures to allow the Committee to exercise this oversight function.

(d)           Perform such further functions as may be consistent with this Charter or assigned by applicable law, the Certificate of Incorporation or Bylaws or by the Board.

E.             Succession Planning

The Committee is responsible for developing and recommending to the Board for approval succession plans for the Chief Executive Officer and certain other senior management positions. To assist the Committee, the Chief Executive Officer shall periodically provide the Committee with an assessment of persons considered potential successors to the Chief Executive Officer and other senior management positions.

V.             SUBCOMMITTEES; DELEGATION OF AUTHORITY

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole. Actions taken by any subcommittee shall be presented to the full Committee at the next Committee meeting. For so long as the Investor continues to satisfy the Minimum Ownership Condition, John Paulson (or, if Mr. Paulson ceases to serve as a director of the Company or ceases to be eligible to serve on the Committee, a Replacement Designee) shall be on any subcommittees of the Committee.

VI.           EVALUATION OF THE COMMITTEE

The Committee shall, at least annually, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate.

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VII.         INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company. The Committee may incur any additional expenses it deems necessary or appropriate in the performance of its duties, unless prohibited by applicable law.

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